SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Broadcom Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2004

Dear Fellow Shareholder:

      We cordially invite you to attend Broadcom’s 2004 Annual Meeting of Shareholders, which will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, at 10:00 a.m. local time, Thursday, April 29, 2004. The formal meeting notice and proxy statement are attached.

      At this year’s Annual Meeting, shareholders will be asked to elect six directors, approve an amendment and restatement of our 1998 Stock Incentive Plan, ratify the appointment of Ernst & Young LLP to serve as Broadcom’s independent auditors for the year ending December 31, 2004, and transact any other business that may properly come before the meeting.

      Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to vote by mailing a completed proxy card in the enclosed postage-paid envelope or electronically over the Internet or by telephone. If your shares are held in the name of a brokerage firm or bank, you will receive a voting instruction form and may also be eligible to vote electronically over the Internet or by telephone. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

      We look forward to seeing you on April 29.

Sincerely,

Henry Samueli, Ph.D.	Alan E. Ross
Chairman of the Board of Directors and Chief Technical Officer	President and Chief Executive Officer and Member of the Board of Directors

NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 29, 2004
PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS APRIL 29, 2004
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1998 STOCK INCENTIVE PLAN
PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS
OWNERSHIP OF SECURITIES
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
TEN-YEAR OPTION REPRICINGS
SHARE ISSUANCES UNDER 2003 OPTION EXCHANGE PROGRAM
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
APPENDIX A

BROADCOM CORPORATION

NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2004

TO OUR SHAREHOLDERS:

      NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of Broadcom Corporation, a California corporation, will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, at 10:00 a.m. local time, Thursday, April 29, 2004, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect six directors to serve on our Board of Directors until the next annual meeting of shareholders and until their successors are duly elected and qualified. The nominees for election to the six positions on the Board are George L. Farinsky, John Major, Alan E. Ross, Henry Samueli, Ph.D., Robert E. Switz and Werner F. Wolfen.

2.	To approve an amendment and restatement of Broadcom’s 1998 Stock Incentive Plan, as previously amended and restated, which would, among other things, (i) increase the number of shares of Class A common stock reserved for issuance under the plan by 12,000,000 shares; (ii) expand the types of stock-based awards available under the plan to include stand-alone stock appreciation rights and restricted stock units with deferred payout dates; (iii) designate a series of performance criteria that may be utilized in the future as a condition to the vesting of one or more stock issuances or other stock-based awards under the plan; and (iv) extend the term of the plan through February 28, 2014.

3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

      All shareholders of record at the close of business on March 5, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

      We cordially invite all shareholders to attend the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card or vote electronically over the Internet or by telephone. If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, in lieu of a proxy card you should receive from that institution an instruction form for voting by mail and you may also be eligible to vote your shares electronically over the Internet or by telephone. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted. If you attend the Annual Meeting and vote by ballot, any proxy that you submitted previously will be revoked automatically and only your vote at the Annual Meeting will be counted. For further information, please see the discussion of proxies on page 2 of the proxy statement.

      For admission to the Annual Meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of Broadcom’s common stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

BY ORDER OF THE BOARD OF DIRECTORS

David A. Dull
Vice President of Business Affairs,
General Counsel and Secretary

Irvine, California
March 29, 2004

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND THEN COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO BE ABLE TO VOTE YOUR SHARES ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. The NASDAQ Stock Market® and NASDAQ National Market® are trademarks of The Nasdaq Stock Market, Inc. S&P 500® is a trademark of the McGraw-Hill Companies, Inc. All other trademarks and tradenames mentioned are the property of their respective owners.

©2004 Broadcom Corporation. All rights reserved.

BROADCOM CORPORATION
16215 Alton Parkway
Irvine, California 92618-3616

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
APRIL 29, 2004

General

      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Broadcom Corporation, a California corporation, for use at the 2004 Annual Meeting of Shareholders to be held Thursday, April 29, 2004 (the “Annual Meeting”), and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 10:00 a.m. local time, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612. We anticipate that the proxy solicitation materials will be mailed on or about March 29, 2004 to all shareholders entitled to vote at the Annual Meeting.

Procedural Matters

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding notice and are described in more detail in this proxy statement. On March 5, 2004, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, 248,361,487 shares of our Class A common stock, par value $0.0001 per share, and 61,292,949 shares of our Class B common stock, par value $0.0001 per share, were issued and outstanding. No shares of our preferred stock, par value $0.0001 per share, were outstanding on the record date. The Class A common stock and the Class B common stock are collectively referred to in this proxy statement as the “common stock.”

      Holders of common stock will vote at the Annual Meeting as a single class on all matters, with each holder of Class A common stock entitled to one vote per share held, and each holder of Class B common stock entitled to ten votes per share held. As a result, a total of 861,290,977 votes may be cast on each matter at the Annual Meeting.

      The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business (the “Required Quorum”). Abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and such broker or nominee does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present for the transaction of business. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

      For Proposal One, the six nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote, shall be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Abstentions will have no effect on the outcome of the election of candidates for director. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore no broker non-votes will exist in connection with Proposal One.

      Approval of each of Proposals Two and Three requires an affirmative vote that satisfies two criteria: (i) such affirmative vote must constitute a majority of the voting power present or represented by proxy and voting on the proposal, and (ii) such affirmative vote must constitute a majority of the voting power required to constitute the Required Quorum. For purposes of these proposals, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes FOR or AGAINST the proposal. However, abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the Required Quorum and have the effect of a vote AGAINST the proposal.

      Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

Proxies and Voting Instruction Forms

      Please use the enclosed proxy card to vote by mail. If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, in lieu of a proxy card you should receive from that institution an instruction form for voting by mail. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated and timely returned will be counted in the quorum and voted.

      If the enclosed proxy card or voting instruction form is properly signed, dated and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions specified thereon. If you do not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each of the six nominees to the Board listed in the proxy card or voting instruction form, unless the authority to vote for the election of any such nominee is specifically withheld. If your shares are held in your name and you do not provide contrary instructions, the proxy will be voted FOR the approval of Proposal Two. However, if your shares are held in street name and you do not specify how the shares represented thereby are to be voted for Proposal Two, the record holder will not be permitted to vote your shares with respect to this matter as proposals concerning modifications to stock incentive plans are not a matter in which nominees are empowered to vote without instructions. If no contrary instructions are given on the proxy card or voting instruction form, the proxy will be voted FOR the approval of Proposal Three. The enclosed proxy also grants the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters. We have not been notified by any shareholder of his or her intent to present a shareholder proposal at the Annual Meeting.

      If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by filing a notice of revocation or another signed proxy card with a later date with Broadcom’s Secretary at our principal executive offices, located at 16215 Alton Parkway, Irvine, California 92618-3616. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting. If you attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. Please note, however, that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

Voting Electronically via the Internet or Telephone

      Shareholders whose shares are registered in their own names may vote by mail or electronically over the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Wednesday, April 28, 2004. If your shares are held in street name, the voting instruction form should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the proxy statement the opportunity to vote over the Internet or by telephone. If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided. Shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Solicitation

      Broadcom will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by personal contacts, telephone, facsimile, electronic mail or any other means by directors, officers or employees of Broadcom. No additional compensation will be paid to these individuals for any such services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

      Six directors are to be elected to the Board of Directors at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each returned proxy cannot be voted for a greater number of persons than the nominees named (six). Unless individual shareholders specify otherwise, each returned proxy will be voted for the election of the six nominees who are listed below, each of whom has been nominated by the existing Board upon the recommendation of the Nominating & Corporate Governance Committee. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Board. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

      The following table sets forth certain information as of March 5, 2004 concerning the nominees for directors of Broadcom:

		Director
Name	Age	Since	Positions with Broadcom

George L. Farinsky(1)	68	2002	Director
John Major(2)	58	2003	Director
Alan E. Ross(3)	69	1995	President, Chief Executive Officer and Director
Henry Samueli, Ph.D.(4)	49	1991	Chairman of the Board of Directors and Chief Technical Officer
Robert E. Switz(5)	57	2003	Director
Werner F. Wolfen(6)	73	1994	Lead Independent Director

(1)	Chairman of the Audit Committee, Member of the Compensation and Nominating & Corporate Governance Committees.
(2)	Chairman of the Nominating & Corporate Governance Committee, Member of the Audit and Compensation Committees.
(3)	Chairman of the Option Committee.
(4)	Member of the Option Committee.
(5)	Member of the Audit and Compensation Committees.
(6)	Chairman of the Compensation Committee, Member of the Audit, Nominating & Corporate Governance and Option Committees.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the six nominees named above. The following is a brief description of the business experience and educational background of each of the nominees for director, including the capacities in which each has served during the past five years.

      George L. Farinsky has been a director since February 2002. Mr. Farinsky has been retired since 1991 and served as a consultant until 2000. From 1987 to 1991 he was Executive Vice President and Chief Financial Officer of Ashton-Tate Corporation. Prior to joining Ashton-Tate, Mr. Farinsky held executive management positions at the Bank of British Columbia, Dysan Corporation, Kaiser Industries Corporation, Kaiser Resources, Ltd., Mattel, Inc. and Teledyne, Inc. Mr. Farinsky holds a B.S. in Business Administration from the University of San Francisco and is a Certified Public Accountant licensed in California, but is not engaged in public practice.

      John Major has been a director since January 2003. In January 2003 he founded MTSG, a strategic consulting and investment company where he also serves as President. From August 2000 until January 2003 Mr. Major was Chairman and Chief Executive Officer of Novatel Wireless, Inc., a wireless data access solutions company. Prior to August 2000, he was the founder and Chief Executive Officer of the Wireless Internet Solutions Group, a strategic consulting firm. From November 1998 to November 1999 Mr. Major was Chairman and Chief Executive Officer of Wireless Knowledge, a joint venture of QUALCOMM Incorporated and Microsoft Corporation. From 1997 until 1998 he served as President of the Wireless Infrastructure Division of QUALCOMM. Prior to that, for approximately 18 years, he held various positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer. Mr. Major currently serves as a director of three other public companies: Lennox International, Inc., Littelfuse Inc. and Verilink Corporation. Mr. Major received a B.S. in Mechanical and Aerospace

Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University.

      Alan E. Ross has served as Broadcom’s President and Chief Executive Officer since January 2003. Previously he served as our Chief Operating Officer from November 2002 until January 2003. He has been a director since November 1995. Mr. Ross served as Chairman of the Board and Chief Executive Officer of Worldwide Semiconductor Manufacturing Corporation from 1996 until April 1999. In addition, he served as Chief Executive Officer of Gambit Automated Design, Inc., an integrated circuit and tool manufacturer, from 1997 until 1998 and as President of Rockwell Telecommunications Group from 1990 to 1995. Mr. Ross received a B.S. in Industrial Management from San Diego State University.

      Henry Samueli, Ph.D. is a co-founder of Broadcom and has served as a director and as Chief Technical Officer since the Company’s inception in 1991, as Chairman of the Board of Directors since May 2003, and as Co-Chairman until May 2003. He also served as Vice President of Research & Development from our inception until March 2003. Since 1985 Dr. Samueli has been a professor in the Electrical Engineering Department at the University of California, Los Angeles, where he has supervised advanced research programs in broadband communications circuits. Dr. Samueli has been on a leave of absence from UCLA since 1995. Dr. Samueli was the Chief Scientist and one of the founders of PairGain Technologies, Inc., a telecommunications equipment manufacturer, and he consulted for PairGain from 1988 to 1994. From 1980 until 1985 Dr. Samueli was employed in various engineering management positions in the Electronics and Technology Division of TRW, Inc. Dr. Samueli received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles. Dr. Samueli is a named inventor in 18 U.S. patents. He is a Fellow of the Institute of Electrical and Electronics Engineers (IEEE), and in 2003 he was elected a Member of the National Academy of Engineering.

      Robert E. Switz has been a director since May 2003. Mr. Switz has been President and Chief Executive Officer of ADC Telecommunications, Inc., a supplier of broadband network equipment and software, since August 2003, and from 1994 until August 2003 Mr. Switz served in various senior management positions at ADC, including Chief Financial Officer, Executive Vice President and Senior Vice President. Mr. Switz was appointed to serve as a director of ADC in August 2003. Mr. Switz also served as President of ADC’s former Broadband Access and Transport Group from November 2000 to April 2001. Prior to joining ADC, Mr. Switz was employed by Burr-Brown Corporation, a manufacturer of precision micro-electronics, most recently as Vice President, Chief Financial Officer and Director, Ventures & Systems Business. Mr. Switz is also a director of Hickory Tech Corporation. Mr. Switz received a B.S. from Quinnipiac University and an M.B.A. from the University of Bridgeport.

      Werner F. Wolfen has been a director since July 1994. Mr. Wolfen was appointed Broadcom’s Lead Independent Director in May 2003. Since January 1999 Mr. Wolfen has served as President of Capri Investments, LLC, an investment advisory firm that is owned by him. Previously, Mr. Wolfen served as a Senior Partner of the law firm of Irell & Manella LLP until 1998 and was Co-Chairman of that firm’s Executive Committee from 1982 to 1992. Mr. Wolfen has served as a director of several public and private companies and currently serves as a director of Calhoun Vision,Inc., Pre-Cash Corporation, Rokenbok Toy Company, and The Schrillo Company, all private companies. Mr. Wolfen received a B.S. in Business Administration from the University of California, Berkeley and a J.D. from the University of California Boalt Hall School of Law.

Corporate Governance

      The Board has long believed that good corporate governance is paramount to ensure that Broadcom is managed for the long-term benefit of its shareholders. As part of our ongoing efforts to constantly improve corporate governance, during the past two years the Board and management have undertaken a comprehensive effort to review and enhance Broadcom’s governance policies and practices. In conducting this review, the Board and management have looked to suggestions by various authorities in corporate governance, the practices of other public companies, the provisions of the Sarbanes-Oxley Act of 2002 (the “the Sarbanes-Oxley Act”), various new and proposed rules of the Securities and Exchange Commission (the “SEC”), and the new listing standards of The NASDAQ Stock Market® (“Nasdaq”). As a result, we have undertaken a number of initiatives to improve the Company’s corporate governance policies and practices.

      The Board has adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”) that guide its actions with respect to, among other things, the composition of the Board, how the Board will function, Board meetings and involvement of management, the Board’s standing committees and procedures for appointing members of the committees, and its performance evaluation and succession planning for the Chief Executive Officer. In addition, the Board has adopted a Code of Ethics and Corporate Conduct (the “Code of Ethics”) that applies to all of our employees, directors and officers, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of Nasdaq. You may view the Code of Ethics and the Corporate Governance Guidelines on the our website at www.broadcom.com/investors or request copies, which will be provided free of charge, by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. We intend to disclose future amendments to certain provisions of our Code of Ethics, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the SEC or listing standards of Nasdaq, at the same location on our website.

      The Corporate Governance Guidelines provide that a majority of the Board and all members of the Audit, Compensation and Nominating & Corporate Governance Committees shall be independent. The Board now makes an annual determination as to the independence of each Board member under the current standards for “independence” established by Nasdaq. In March 2004 the Board determined that all of its directors and nominees for election at the Annual Meeting are independent under these standards, except for (i) Mr. Ross, who serves full-time as President and Chief Executive Officer, and (ii) Dr. Samueli, who serves full-time as Chief Technical Officer.

Shareholder Communications with the Board

      The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board or any individual Board member. The Lead Independent Director, currently Mr. Wolfen, with the assistance of Broadcom’s internal legal department, will be primarily responsible for monitoring communications from shareholders and providing copies of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Lead Independent Director considers to be important for the directors to consider. Shareholders who wish to communicate with the Board can write to Lead Independent Director, Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005.

Board Committees and Meetings

      The Board held 18 meetings during the fiscal year ended December 31, 2003 (the “2003 Fiscal Year”). Dr. Samueli and Messrs. Farinsky, Ross and Wolfen each attended or participated in 75% or more of the aggregate number of (i) meetings of the Board and (ii) meetings of those committees of the Board on which he served during the 2003 Fiscal Year. Messrs. Major and Switz each attended or participated in 75% or more of the aggregate number of (i) meetings of the Board and (ii) meetings of those committees of the Board on which he served that occurred during the period following his election as a director in the 2003 Fiscal Year. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during the 2003 Fiscal Year. Additionally, at least quarterly, non-management Board members met in executive sessions without the presence of management. Executive sessions of the non-management members of the Board are presided over by the Lead Independent Director.

      We typically schedule a Board meeting in conjunction with our annual meeting of shareholders and expect that all of our directors will attend the Annual Meeting, absent a valid reason. All six individuals then serving as directors attended our 2003 Annual Meeting of Shareholders.

      The Board has established an Audit Committee, a Compensation Committee, an Option Committee and a Nominating & Corporate Governance Committee. The Audit, Compensation and Nominating & Corporate Governance Committees each have a written charter.

      Audit Committee. The Audit Committee currently consists of four directors, Mr. Farinsky, who serves as Chairman, and Messrs. Major, Switz and Wolfen, all of whom are “independent” under the current Nasdaq listing standards and SEC rules regarding audit committee membership. Mr. Major was appointed to the Audit Committee in January 2003, and Mr. Switz was appointed to the Audit Committee in July 2003. The Board has identified Messrs. Farinsky and Switz as members of the Audit Committee who (i) qualify as “audit committee financial experts” under applicable SEC rules and regulations governing the composition of the Audit Committee and (ii) satisfy the “financial sophistication“ requirements of the Nasdaq listing standards.

      The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) the conduct of our accounting and financial reporting process and the integrity of the financial statements that will be provided to shareholders and others; (ii) the functioning of our systems of internal accounting and financial controls; (iii) the engagement, compensation, performance, qualifications and independence of Broadcom’s independent auditors; and (iv) the portions of the Code of Ethics that relate to the integrity of accounting and financial reporting. The Audit Committee has recently established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing practices. Such procedures may be found on our website at www.broadcom.com/investors.

      The Audit Committee meets privately with the independent auditors, and the independent auditors have unrestricted access and report directly to the Audit Committee. The Audit Committee has selected Ernst & Young LLP as Broadcom’s independent auditors for the fiscal year ending December 31, 2004 and is recommending that Broadcom’s shareholders ratify this appointment at the Annual Meeting. The report of the Audit Committee for the 2003 Fiscal Year is found on page 48 of this proxy statement.

      The Audit Committee held 11 meetings during the 2003 Fiscal Year. The Board initially adopted a written Audit Committee charter in April 2000. The charter is reviewed annually and revised as appropriate. A copy of the current charter is available on our website at www.broadcom.com/investors.

      Compensation Committee. The Compensation Committee currently consists of four directors, Mr. Wolfen, who serves as Chairman, and Messrs. Farinsky, Major and Switz, all of whom are “independent” under the current Nasdaq listing standards. Mr. Major was appointed to the Compensation Committee in January 2003, and Mr. Switz was appointed to the Compensation Committee in July 2003.

      The Compensation Committee determines Broadcom’s compensation policies and the compensation to be provided to executive officers, including, among other things, annual salaries and bonuses, stock options, other stock-based awards and other incentive compensation arrangements, and assists the Board in determining the compensation payable to members of the Board. In addition, the Compensation Committee reviews the philosophy and policies behind the bonus and stock compensation arrangements for all other employees. The Compensation Committee has the exclusive authority to administer and grant stock options and stock appreciation rights and make direct stock issuances and other stock-based awards under the Discretionary Grant and Stock Issuance Programs of the amended and restated 1998 Stock Incentive Plan with respect to executive officers and members of the Board who do not serve on such committee, and to administer the Salary Investment Option Grant Program under such plan.

      The Compensation Committee held six meetings during the 2003 Fiscal Year. In April 2003 the Board adopted a written charter for the Compensation Committee. The charter is reviewed annually and revised as appropriate. A copy of the current charter is available on our website at www.broadcom.com/investors. The report of the Compensation Committee for the 2003 Fiscal Year is found on page 44 of this proxy statement.

      Option Committee. The Option Committee currently consists of three directors, Mr. Ross, who serves as Chairman, Dr. Samueli and Mr. Wolfen. The Option Committee is a secondary committee responsible for administering the Discretionary Grant and Stock Issuance Programs under the amended and restated 1998 Stock Incentive Plan with respect to eligible individuals other than Broadcom’s executive officers and Board members. The Option Committee held 25 meetings during the 2003 Fiscal Year.

      If the amendment and restatement of our 1998 Stock Incentive Plan as set forth in Proposal Two is approved by the shareholders, this committee will also have the authority to make stock appreciation right awards and restricted stock unit and other stock-based awards under the Discretionary Grant and Stock Issuance Programs to eligible individuals, and accordingly we plan to change the name of the Option Committee to “Equity Award Committee” following the Annual Meeting to more accurately reflect the additional types of awards that may be granted by that committee.

      Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee currently consists of three directors, Mr. Major, who serves as Chairman, and Messrs. Farinsky and Wolfen, all of whom are “independent” under the current Nasdaq listing standards. Mr. Major was appointed to the Nominating & Corporate Governance Committee in March 2003.

      The Nominating & Corporate Governance Committee assists the Board in overseeing the implementation and monitoring the effectiveness of the Corporate Governance Guidelines and the Code of Ethics and in developing and recommending to the Board modifications and/or additions thereto. The committee also reviews the overall corporate governance of Broadcom and recommends improvements when necessary.

      Additionally, the Nominating & Corporate Governance Committee assists the Board in the selection of nominees for election to the Board. The committee determines the required selection criteria and qualifications of director nominees based upon the needs of Broadcom at the time nominees are considered and recommends candidates to be nominated for election to the Board.

      The Nominating & Corporate Governance Committee met five times during the 2003 Fiscal Year. In April 2003 the Board adopted a written charter for the Nominating & Corporate Governance Committee. The charter is reviewed annually and revised as appropriate. A copy of the current charter is available on our website at www.broadcom.com/investors.

      Criteria for Director Nominees. The Board believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the ability to quickly grasp complex principles of business, finance and broadband communications technologies. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our shareholders.

      When considering a candidate for director, the committee takes into account a number of factors, including the following:

•	independence from management;

•	depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to Broadcom’s business;

•	education and professional background;

•	judgment, skill, integrity and reputation;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of the existing Board.

      In general, candidates who hold or who have held an established executive level position in a high technology company are preferred.

      Prior to nominating a sitting director for re-election at an annual meeting of shareholders, the committee will consider the director’s past attendance at, and participation in, meetings of the Board and its committees and the director’s formal and informal contributions to their respective activities.

      When seeking candidates for director, the committee may solicit suggestions from incumbent directors, management, shareholders and others. Additionally, the committee has in the past used and may in the future use the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board, it may recommend to the full Board that candidate’s appointment or election.

      This year, Mr. Switz, who was appointed to the Board in May 2003, is standing for election by the shareholders for the first time. Mr. Switz was recommended to the Nominating & Corporate Governance Committee by Mr. Ross, our President and Chief Executive Officer. Mr. Ross believed that Mr. Switz would make a valuable addition to the Board based on Mr. Switz’s financial and industry experience.

      Shareholder Recommendations for Nominations to the Board of Directors. The Nominating & Corporate Governance Committee will consider candidates for director recommended by any shareholder that is the beneficial owner of shares representing more than one percent of Broadcom’s then-outstanding shares of common stock and that has beneficially owned those shares for at least one year. The committee will evaluate such recommendations applying its regular nominee criteria and considering the additional information set forth below. Eligible shareholders wishing to recommend a candidate for nomination as a director are to send the recommendation in writing to the Chairman of the Nominating & Corporate Governance Committee, Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005. Prior to making such a recommendation, shareholders are to contact the Chairman of the Nominating & Corporate Governance Committee to obtain a list of backgrounds that the Committee would consider for potential director nominees given its then current composition. A shareholder recommendation must contain the following information:

•	documentation supporting that the writer is a shareholder of Broadcom and has been a beneficial owner of shares representing more than one percent of Broadcom’s then-outstanding shares of common stock for at least one year and a statement that the writer is recommending a candidate for nomination as a director;

•	a resume of the candidate’s business experience and educational background that also includes the candidate’s name, business and residence addresses, and principal occupation or employment and an explanation of how the candidate’s background and qualifications are directly relevant to Broadcom’s business;

•	the number of shares of Broadcom’s common stock beneficially owned by the candidate;

•	a statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of Broadcom, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board;

•	detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing shareholder, the candidate, and any affiliate of the proposing shareholder or the candidate;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

      In connection with its evaluation, the Nominating & Corporate Governance Committee may request additional information from the candidate or the recommending shareholder and may request an interview with the candidate. The committee has discretion to decide which individuals to recommend for nomination as directors.

      No candidates for director nominations were submitted to the Nominating & Corporate Governance Committee by any shareholder in connection with the election of directors at the Annual Meeting. Any shareholder that desires to recommend a candidate for nomination to the Board who would be considered for election at Broadcom’s 2005 Annual Meeting of Shareholders is strongly encouraged to do so no later than November 29, 2004, the date that proposals meeting the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are due. See “Shareholder Proposals for the 2005 Annual Meeting of Shareholders.”

Director Compensation

      In the 2003 Fiscal Year, each non-employee director who was not previously employed by Broadcom during the six months prior to January 30, 2003 received the following compensation for service as a director: (i) an annual retainer fee of $24,000; (ii) a $2,000 fee for each Board meeting attended in person; (iii) a $1,000 fee for each Board meeting attended telephonically; (iv) a $1,000 fee for each other telephonic or in person conference; and (v) a $1,000 fee for each meeting of a committee of the Board attended. In addition, the Chairman of the Audit Committee received an additional $5,000 annual retainer fee and the Chairmen of the Compensation and the Nominating & Corporate Governance Committees each received an additional $3,000 annual retainer fee.

      Pursuant to the Automatic Option Grant Program in effect under the amended and restated 1998 Stock Incentive Plan, each individual who first becomes a non-employee Board member at any time on or after April 25, 2002 will, on the date he or she first joins the Board, receive an automatic option to purchase 100,000 shares of Class A common stock. On the date of each annual meeting of shareholders, each incumbent non-employee director who is elected to continue to serve in such capacity will be automatically granted an option to purchase an additional 15,000 shares of Class A common stock. Each non-employee director will also, immediately upon completion of a consecutive four-year period of continuous service on the Board, receive a renewal automatic option grant to purchase 100,000 shares of Class A common stock; provided, however, that any non-employee director who had already completed a consecutive four-year period of continuous service on the Board as of April 25, 2002, the date of the 2002 Annual Meeting of

Shareholders (i.e., Messrs. Wolfen and Ross, each of whom was a non-employee director at such time) received his first such renewal automatic option grant on April 25, 2002. For purposes of qualifying for subsequent renewal automatic option grants, the length of time served on the Board by Messrs. Ross and Wolfen will be measured from the date of the 2002 Annual Meeting of Shareholders; however, the four-year renewal qualification period has been suspended for Mr. Ross during his period of employment as an executive officer of Broadcom.

      Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of Class A common stock on the grant date, and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a Board member. Each option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by Broadcom, at the original exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each initial or renewal 100,000 share automatic option grant will vest in a series of four equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. If the amendment and restatement of the 1998 Stock Incentive Plan as set forth in Proposal Two is approved by the shareholders, the shares subject to each annual 15,000 share automatic option grant made in 2004 and thereafter will vest upon the earlier of (i) the optionee’s completion of one year of Board service measured from the grant date and (ii) the optionee’s completion of Board service through the day immediately preceding the date of the first annual shareholders meeting following the annual meeting at which such option is granted. The shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of Broadcom or upon the optionee’s death or disability while a Board member.

      Mr. Major received an automatic option grant for 100,000 shares of Class A common stock upon his appointment to the Board as a non-employee director on January 30, 2003. The exercise price per share in effect under that option is $12.63, which was the fair market value per share of the Class A common stock on the grant date.

      Messrs. Farinsky, Major and Wolfen each received an annual automatic option grant for 15,000 shares of Class A common stock upon their re-election to the Board on May 21, 2003, the date of the 2003 Annual Meeting of Shareholders. The exercise price per share in effect for those options is $20.10, which was the fair market value per share of the Class A common stock on the grant date.

      Mr. Switz received an automatic option grant for 100,000 shares of Class A common stock upon his appointment to the Board as a non-employee director on May 30, 2003. The exercise price per share in effect under that option is $23.02, which was the fair market value per share of the Class A common stock on the grant date.

      Additional information regarding the automatic option grants for directors is included in this proxy statement under the heading “Proposal Two: Approval of Amendment and Restatement of the 1998 Stock Incentive Plan — Automatic Option Grant Program.”

      In addition to their grants under the Automatic Option Grant Program, Messrs. Farinsky and Wolfen each received an option grant on February 10, 2003 for 115,000 shares of Class A common stock under the Discretionary Option Grant Program in effect under the amended and restated 1998 Stock Incentive Plan. The exercise price per share for those options is $12.63, which was 95% of the fair market value per share of the Class A common stock on the grant date. Fifty thousand of the shares subject to each option were fully vested and not subject to Broadcom’s right of repurchase on the date of grant. The remaining shares subject to each option vest in a series of three equal successive annual installments upon Messrs. Farinsky’s and Wolfen’s respective completion of each year of Board service over the three year period measured from the grant date. The shares subject to such option grants will immediately vest in full upon certain changes in control or ownership of Broadcom or upon the optionee’s death or disability while a Board member. These discretionary option grants were approved by a disinterested majority of the Board and by Broadcom’s shareholders at the 2003 Annual Meeting of Shareholders.

      Dr. Samueli was compensated as a full-time employee and officer but received no additional compensation for his service as a Board member during the 2003 Fiscal Year. Mr. Ross was also compensated as a full-time employee and officer and received no additional compensation for his service as a Board member during the 2003 Fiscal Year except that he continued to vest in options that had been previously granted to him when he served as a non-employee director. Additional information regarding the compensation awarded to Dr. Samueli and Mr. Ross is included in the report of the Compensation Committee on page 44 of this proxy statement.

      Henry T. Nicholas III, Ph.D., a co-founder of Broadcom who served as President and Chief Executive Officer from our inception until January 23, 2003, and as the Co-Chairman of the Board until May 21, 2003, received compensation for his service as a Board member during the 2003 Fiscal Year but only to the extent that the unvested portion of stock options previously granted to him on March 1, 2002 continued to vest through May 21, 2003. Additional information regarding this matter is included in this proxy statement under the heading “Certain Transactions.”

Pending Litigation Involving Directors

      Dr. Samueli, Dr. Nicholas, Broadcom and our Chief Financial Officer are defendants in a purported consolidated shareholder class action, In re: Broadcom Corp. Securities Litigation, alleging violations of the Exchange Act. The essence of the allegations in the action is that the defendants intentionally failed to properly account for the financial impact of certain performance-based warrants assumed in certain of Broadcom’s acquisitions in 2000 and 2001, engaged in inadequate disclosure regarding the warrants and associated purchase and development agreements, and sought to inflate the value of Broadcom’s stock to obtain alleged illegal insider trading proceeds as well as to facilitate the use of Broadcom’s stock as consideration in other acquisitions. Dr. Samueli, Dr. Nicholas, Broadcom and our Chief Financial Officer are also defendants in a lawsuit entitled Arenson, et al. v. Broadcom Corp., et al. that was brought by several individual plaintiffs and asserts claims similar to those asserted in the class action. In addition, Dr. Samueli, Dr. Nicholas, Messrs. Ross and Wolfen, Broadcom and certain other current and former officers are defendants in purported shareholder derivative actions. All of these actions are based upon the same general set of alleged facts as the purported shareholder class action. The defendants believe that the allegations in all of the foregoing actions are without merit and are defending the actions vigorously. See Note 13 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2003.

Required Vote

      The six nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them, shall be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the election of each of the six nominees listed above. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the election of each of the nominees listed above.

PROPOSAL TWO:

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1998 STOCK INCENTIVE PLAN

Introduction

      As of March 5, 2004, 30,231,233 shares of Class A common stock and Class B common stock were available for issuance under Broadcom’s 1998 Stock Incentive Plan, as previously amended and restated (the “1998 Plan”), over the original ten-year term of the plan. The shareholders are being asked to approve an amendment and restatement of the 1998 Plan that will effect the following changes:

(i) increase the number of shares of Class A common stock reserved for issuance under the 1998 Plan by 12,000,000 shares;

(ii) expand the types of stock-based awards available under the 1998 Plan to include stand-alone stock appreciation rights and restricted stock units and other stock-based awards that vest upon the attainment of designated performance goals or the satisfaction of specified service requirements or, in the case of certain restricted stock units and other stock-based awards, become payable upon the expiration of a designated time period following such vesting events, including (without limitation) a deferred distribution date following the termination of the individual’s service with Broadcom;

(iii) designate a series of performance criteria that our Compensation Committee may utilize in establishing specific targets to be attained as a condition to the vesting of one or more stock issuances or other stock-based awards under the 1998 Plan to qualify the compensation attributable to those awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), as explained in more detail below;

(iv) bring the provisions of the 1998 Plan into compliance with recent changes in the requirements for Nasdaq listed companies and the Internal Revenue Service regulations applicable to plans under which incentive stock options may be granted;

(v) extend the term of the 1998 Plan by approximately six years, through February 28, 2014;

(vi) eliminate the financing provisions previously available under the 1998 Plan that would allow individuals to exercise their options or otherwise acquire shares of common stock by delivering promissory notes; and

(vii) effect a series of additional revisions to facilitate plan administration and to establish net counting provisions so that the share reserve is reduced only by the actual number of shares issued under the amended and restated 1998 Plan, and not by the gross number of shares subject to awards made thereunder.

      The Board adopted the amendment and restatement on March 23, 2004, subject to shareholder approval at the Annual Meeting.

      The proposed amendment and restatement of the 1998 Plan will both increase the share reserve under the 1998 Plan and provide us with more flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as stock appreciation rights, restricted stock and restricted stock units. The amendment and restatement will accordingly ensure that a sufficient number of shares of Class A common stock remains available for issuance under the 1998 Plan and allow us to utilize a broader array of equity incentives to attract and retain the services of key individuals and other personnel essential to our long-term growth and financial success. We rely significantly on equity incentives to attract and retain key employees and other personnel and believe that such equity incentives are necessary for us to remain competitive in the marketplace for engineering and executive talent and other key employees. Awards under the amended and restated 1998 Plan that are made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

      The following is a summary of the principal features of the 1998 Plan, as amended and restated March 23, 2004. The summary, however, does not purport to be a complete description of all provisions of the amended and restated 1998 Plan. Any shareholder who wishes to obtain a copy of the actual plan documents may do so upon written request to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013, or may obtain a copy (which is filed as an exhibit to this proxy statement) from the SEC’s website at www.sec.gov. The 1998 Plan serves as the successor to our 1994 Stock Option Plan and the 1998 Special Stock Option Plan (collectively, the “Predecessor

Plans”), which terminated in connection with the initial public offering of our Class A common stock in April 1998. All options outstanding under the Predecessor Plans at the time of such termination were transferred to the 1998 Plan.

Equity Incentive Programs

      The amended and restated 1998 Plan consists of five equity incentive programs: (i) the Discretionary Grant Program, (ii) the Salary Investment Option Grant Program, (iii) the Stock Issuance Program, (iv) the Automatic Option Grant Program for non-employee members of the Board, and (v) the Director Fee Option Grant Program for non-employee members of the Board. The principal features of each program are described below. The Compensation Committee of the Board has the exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to option grants, stock appreciation rights, stock issuances and other stock-based awards (“Equity Awards”) made to executive officers and non-employee Board members and also has the authority to make Equity Awards under those programs to all other eligible individuals. However, any discretionary option grants or other Equity Awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board. Additionally, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make Equity Awards under those two programs to individuals other than executive officers and non-employee Board members. The Compensation Committee also has complete discretion to select the individuals who are to participate in the Salary Investment Option Grant Program, but all grants made to the selected individuals will be governed by the express terms of that program.

      The Board has established a secondary committee, the Option Committee, consisting of Mr. Ross, who serves as Chairman, Dr. Samueli and Mr. Wolfen, and has authorized such committee to make option grants and stock issuances under the Discretionary Grant and Stock Issuance Programs to eligible individuals other than executive officers and non-employee Board members. If the amendment and restatement of the 1998 Plan is approved by the shareholders, this committee will also have the authority to make stock appreciation right awards and restricted stock unit and other stock-based awards under the Discretionary Grant and Stock Issuance Programs to eligible individuals, and accordingly we plan to change the name of the Option Committee to “Equity Award Committee” following the Annual Meeting to more accurately reflect the additional types of awards that may be granted by that committee.

      The term “Plan Administrator,” as used in this summary, will mean the Compensation Committee and such secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1998 Plan. However, neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant or Director Fee Option Grant Program. All grants under those programs will be made in strict compliance with the express provisions of such programs.

      As of the date of this proxy statement, the Compensation Committee has only implemented the Discretionary Grant Program, the Stock Issuance Program and the Automatic Option Grant Program and has not issued any shares or granted any options under the Salary Investment Option Grant Program or the Director Fee Option Grant Program. The Compensation Committee implemented the Stock Issuance Program to issue shares of Class A common stock in exchange for certain vested options tendered by eligible employees pursuant to the option exchange program we implemented in April 2003 (the “2003 Option Exchange Program”), which is described in more detail in the section entitled “Option Exchange Programs” beginning on page 40 of this proxy statement. In addition, the Compensation Committee may determine to implement the Salary Investment Option Grant Program or the Director Fee Option Grant Program in the future.

Share Reserve

      From inception of the 1998 Plan through March 5, 2004, a total of 178,391,568 shares of Class A common stock and 31,792,912 shares of Class B common stock have been reserved for issuance over the term of the 1998 Plan. The foregoing share reserve does not include (i) the increase of 12,000,000 shares of Class A common stock for which shareholder approval is being sought under this Proposal and (ii) 14,750 unvested shares of Class B common stock that were originally issued under the Predecessor Plans and subsequently repurchased by us, at the option exercise price per share, in connection with the optionee’s termination of service prior to vesting in those shares. In addition, the number of shares of Class A common stock reserved for issuance under the 1998 Plan will automatically increase on the first trading day of January each calendar year by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 18,000,000 shares of Class A common stock. As of March 5, 2004, 89,986,552 shares of Class A common stock and 5,830,174 shares of Class B common stock were subject to outstanding options under the 1998 Plan, 27,858,640 shares of Class A common stock and 24,800,691 shares of Class B common stock had been issued under the 1998 Plan, and 30,231,233 shares of Class A common stock remained available for future issuance, excluding the 12,000,000 shares of Class A common stock that are subject to shareholder approval of this Proposal. In connection with the 2003 Option Exchange Program, we accepted for exchange and cancellation vested options to purchase 32,642,634 shares of Class A or Class B common stock, of which vested options to purchase 31,491,940 shares of Class A common stock had been granted under the 1998 Plan. The shares subject to those cancelled options are no longer available for issuance under the 1998 Plan.

      No participant in the 1998 Plan may receive Equity Awards for more than 6,000,000 shares of Class A common stock per calendar year. Shareholder approval of this Proposal will also constitute a reapproval of the 6,000,000 share limitation for purposes of Section 162(m). This limitation will assure that any deductions to which we would otherwise be entitled either upon the exercise of stock options or stock appreciation rights granted under the Discretionary Grant Program with an exercise price per share equal to the fair market value per share of the Class A common stock on the grant date or upon the subsequent sale of the shares purchased under those options will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Code. In addition, the new amendment and restatement will allow the Plan Administrator to issue shares under the Stock Issuance Program that may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the issuance of those shares is approved by the Compensation Committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

      The shares of Class A common stock and Class B common stock issuable under the 1998 Plan may be drawn from shares of our authorized but unissued shares or from shares reacquired by us, including shares repurchased on the open market.

      Shares subject to any outstanding options or other awards under the 1998 Plan (including options transferred from the Predecessor Plans) that expire or otherwise terminate prior to the issuance of the shares subject to those options or awards will be available for subsequent issuance. Unvested shares issued under the 1998 Plan (including unvested shares originally issued under the Predecessor Plans) and subsequently repurchased by us, at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 1998 Plan, will be added back to the number of shares reserved for issuance under the 1998 Plan and will accordingly be available for subsequent issuance.

      Should the exercise price of an option under the 1998 Plan be paid with shares of Class A common stock, then the authorized reserve of Class A common stock under the 1998 Plan will be reduced only by the net number of shares issued under the exercised stock option. The same net counting features will also be in effect for shares of Class B common stock delivered in payment of the exercise price of Class B common stock options.

      The following additional share counting provisions will be in effect under the 1998 Plan, effective as of March 23, 2004, if this Proposal is approved by the shareholders:

•	Should shares of Class A common stock otherwise issuable under the 1998 Plan be withheld by Broadcom in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the Stock Issuance Program, then the number of shares of Class A common stock available for issuance under the 1998 Plan will be reduced only by the net number of shares issued under the exercised stock option or stock appreciation right or the net number of fully-vested shares issued under the Stock Issuance Program. Such withholding will in effect constitute a cash bonus under the 1998 Plan, payable directly to the applicable taxing authorities on behalf of the individual concerned, in an amount equal to the fair market value of the withheld shares, and will not be treated as an issuance and immediate repurchase of those shares. The same net counting features will also be in effect for shares of Class B common stock withheld in satisfaction of the withholding taxes applicable to the issuance of Class B shares under the 1998 Plan.

•	Upon the exercise of any stock appreciation right granted under the 1998 Plan, the share reserve will only be reduced by the net number of shares actually issued upon such exercise, and not by the gross number of shares as to which such stock appreciation right is exercised.

Eligibility

      Officers, employees, non-employee members of the Board and independent consultants in the service of Broadcom or its parent or subsidiaries, whether now existing or subsequently established, will be eligible to participate in the Discretionary Grant and Stock Issuance Programs. Broadcom’s executive officers and other highly paid employees will also be eligible to participate in the Salary Investment Option Grant Program, and non-employee members of the Board will also be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

      As of March 5, 2004 seven executive officers, four non-employee members of the Board and 2,744 other employees were eligible to participate in the Discretionary Grant and Stock Issuance Programs. The seven executive officers were eligible to participate in the Salary Investment Option Grant Program, and the four non-employee members of the Board were eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

Valuation

      The fair market value per share of our Class A common stock on any relevant date under the 1998 Plan will be deemed to be equal to the closing selling price per share of our Class A common stock at the close of regular hours trading on the NASDAQ National Market® on that date as reported by the National Association of Securities Dealers. If there is no closing selling price for our Class A common stock on the date in question, then the fair market value will be the closing selling price on the last preceding date for which such quotation exists. On March 5, 2004 the fair market value per share determined on such basis was $41.25.

Discretionary Grant Program

      The Plan Administrator has complete discretion under the Discretionary Grant Program to determine which eligible individuals are to receive stock options or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

      Stock Options. Each granted option will have an exercise price per share determined by the Plan Administrator, but in no event will such exercise price be less than eighty-five percent (85%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under those immediately exercisable options will be subject to repurchase by Broadcom, at the exercise price paid per share, if the optionee ceases service with Broadcom prior to vesting in those shares.

      Upon cessation of service with Broadcom, the optionee will have a limited period of time within which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

      Stock Appreciation Rights. Under the existing provisions of the 1998 Plan, the Plan Administrator has the authority to issue two types of stock appreciation rights. The new amendment and restatement will allow the issuance of a third type of stock appreciation right, namely, a stand-alone stock appreciation right. Accordingly, the Plan Administrator will now be authorized to issue the following three types of stock appreciation rights under the Discretionary Grant Program:

•	Tandem stock appreciation rights, which provide the holders with the right to surrender their options for an appreciation distribution from Broadcom in an amount equal to the excess of (i) the fair market value of the vested shares of Class A common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•	Stand-alone stock appreciation rights, which allow the holders to exercise those rights as to a specific number of shares of Class A common stock and receive in exchange an appreciation distribution from Broadcom in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of the Class A common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten years.

•	Limited stock appreciation rights, which may be included in one or more grants made under the Discretionary Grant Program. Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of Broadcom’s outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, each outstanding option with such a limited stock appreciation right may be surrendered in return for a distribution per surrendered option share equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

      The distribution of appreciation amounts on any exercised tandem or stand-alone stock appreciation right may, at the discretion of the Plan Administrator, be made in cash or in shares of Class A common stock. All payments with respect to exercised limited stock appreciation rights will be made in cash. Upon cessation of service with Broadcom, the holder of a stock appreciation right will have a limited period of time within which to exercise any outstanding stand-alone stock appreciation right to the extent exercisable. The Plan Administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of such stand-alone stock appreciation right in whole or in part. Such discretion may be exercised at any time while the stand-alone stock appreciation right remains outstanding, whether before or after the holder’s actual cessation of service.

      As of March 5, 2004, the Plan Administrator had not issued any stock appreciation rights under the 1998 Plan.

      The Plan Administrator has the authority to effect the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of Class A common stock but with an exercise or base price per share not less than the fair market value per share of the Class A common stock on the new grant date or (ii) cash or shares of Class A common stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights. The Plan Administrator also has the authority to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to the then current fair market value per share of Class A common stock or to issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.

      Pursuant to the foregoing authority, the Compensation Committee has implemented option exchange programs to address the substantial loss in value of the outstanding stock options held by our employees and the increasing inability of those options to serve as a meaningful incentive for optionees to remain in Broadcom’s employ. Additional information regarding these programs is included in this proxy statement under the section entitled “Option Exchange Programs” on page 40.

Salary Investment Option Grant Program

      The Compensation Committee will have complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Compensation Committee an irrevocable authorization directing Broadcom to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program. As of March 5, 2004 this program had not been implemented, and no stock options had been granted pursuant to it.

      If the Salary Investment Program is implemented in the future, then each individual selected for participation who files a timely salary reduction election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Shareholder approval of this Proposal will also constitute pre-approval of each option granted under the Salary Investment Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

      The number of shares subject to each such option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Class A common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the salary reduction amount. In effect, the salary reduction will constitute a pre-payment of the remaining two-thirds of the fair market value of the option shares on the grant date.

      The option will become exercisable in a series of twelve equal monthly installments upon the optionee’s completion of each calendar month of service in the calendar year for which the salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis upon certain changes in ownership or control of Broadcom. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the ten year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service.

Stock Issuance Program

      The Plan Administrator made the first awards under the Stock Issuance Program to issue shares of Class A common stock in exchange for certain vested options tendered by eligible employees pursuant to the 2003 Option Exchange Program.

      Shares of Class A common stock may be issued under the Stock Issuance Program for such valid consideration under the California General Corporation Law as the Plan Administrator deems appropriate, including cash, securities or other property. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. In addition, restricted shares of Class A common stock may be issued under the Stock Issuance Program that vest in one or more installments over the recipient’s period of service with Broadcom or upon attainment of specified performance objectives. Shares of Class A common stock may also be issued under such program pursuant to share right awards or restricted stock units that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals, the satisfaction of specified service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the recipient’s service with Broadcom.

      The Plan Administrator will have complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive such stock issuances, restricted stock units or other stock-based awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the issuance or award. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals.

      To assure that the compensation attributable to one or more stock issuances, restricted stock units or other stock-based awards under the Stock Issuance Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more stock issuances, restricted stock units or other stock-based awards so that the shares of common stock subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. Such goals may be based on one or more of the following criteria (as defined by the Compensation Committee in its sole discretion): (i) return on total shareholder equity; (ii) earnings per share; (iii) net income (before or after taxes) or operating income; (iv) earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations ; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base. In addition, such performance goals may be based upon the attainment of specified levels of Broadcom’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of Broadcom’s business groups or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

      The Plan Administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the Stock Issuance Program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m).

      Outstanding restricted stock units or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of Class A common stock will actually be issued in satisfaction of those units or awards, if the performance goals or service requirements established for such units or awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of Class A common stock in satisfaction of one or more outstanding restricted stock units or other stock-based awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to units or awards that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m).

Automatic Option Grant Program

      Under the Automatic Option Grant Program, non-employee Board members will receive a series of automatic option grants over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program, and shareholder approval of this Proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

      Three types of option grants will be made under the Automatic Option Grant Program as follows:

•	Initial Grant. Each individual who first becomes a non-employee member of the Board will, at the time of his or her initial election or appointment to the Board, receive an option grant to purchase 100,000 shares of Class A common stock, provided that such individual has not previously been in the employ of Broadcom or any of its parents or subsidiaries.

•	Annual Grant. On the date of each annual shareholders meeting, each individual elected to continue to serve as a non-employee Board member will automatically be granted an option to purchase an additional 15,000 shares of Class A common stock. There will be no limit on the number of such annual 15,000 share option grants any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in Broadcom’s employ will be eligible to receive one or more such annual option grants over their period of service on the Board.

•	Renewal Grant. Each non-employee Board member will also, immediately upon completion of a consecutive four-year period of continuous service in such capacity, receive a renewal automatic option grant to purchase 100,000 shares of Class A common stock; provided, however, that any non-employee director who had already completed a consecutive four-year period of continuous service in such capacity as of April 25, 2002 (i.e., Messrs. Wolfen and Ross, each of whom was a non-employee director at such time) received his first such renewal automatic option on that date. For purposes of qualifying for subsequent renewal automatic option grants, the length of time served on the Board by Messrs. Wolfen and Ross will be measured from that date; however, for Mr. Ross, the four-year renewal qualification period has been suspended during his period of employment as an executive officer of Broadcom. There will be no limit on the number of such renewal 100,000 share automatic option grants that any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in Broadcom’s employ will be eligible to receive one or more such option grants over their period of service on the Board.

      Each automatic option grant will have an exercise price per share equal to the fair market value per share of Class A common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee’s cessation of service on the Board. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to repurchase by

Broadcom, at the original exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each initial or renewal 100,000 share automatic option grant will vest in (and Broadcom’s repurchase right will lapse over) a series of four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. Beginning with grants made as of the Annual Meeting, the shares subject to each annual 15,000 share automatic option grant will vest upon the earlier of (i) the optionee’s completion of one year of Board service measured from the grant date and (ii) the optionee’s completion of Board service through the day immediately preceding the date of the first annual shareholders meeting following the annual meeting at which such option is granted. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of Broadcom or upon the optionee’s death or disability while a Board member. Following the optionee’s cessation of service on the Board for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

      On the date of the Annual Meeting, the incumbent non-employee Board members standing for re-election, Messrs. Farinsky, Major, Switz and Wolfen, will each receive an annual automatic option grant under the Automatic Option Grant Program for 15,000 shares of Class A common stock upon their re-election to the Board. Each option will have an exercise price per share equal to the fair market value of the Class A common stock on that grant date.

Director Fee Option Grant Program

      If the Director Fee Option Grant Program is implemented for one or more future calendar years, then each non-employee member of the Board will have the right to apply all or a portion of his total retainer fee otherwise payable in cash for that year to the acquisition of a special option grant under such program. This grant will automatically be made on the first trading day in January following the filing of the retainer-fee election and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of option shares will be determined by dividing the total dollar amount of the retainer fee subject to the director’s election by two-thirds of the fair market value per share of Class A common stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee subject to the director’s election. In effect, the retainer-fee election will constitute a prepayment of the remaining two-thirds of the fair market value of the option shares on the grant date. As of March 5, 2004, this program had not been implemented, and no grants had been made pursuant to it.

      Should the Director Fee Option Grant Program be subsequently implemented, then shareholder approval of this Proposal will constitute pre-approval of each option granted under that program and the subsequent exercise of that option in accordance with its terms.

      Options granted under this program will become exercisable for the option shares in a series of twelve successive equal monthly installments upon the optionee’s completion of each month of service on the Board during the calendar year for which the retainer-fee election is in effect and will become immediately exercisable for all of the option shares upon certain changes in ownership or control of Broadcom. In the event the optionee ceases service on the Board for any reason (other than death or disability), the option will immediately terminate with respect to any unvested shares subject to the option at the time. However, the option will remain exercisable for the vested shares subject to the option until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service on the Board. Should the optionee’s service as a member of the Board cease by reason of death or disability, then the option will immediately become exercisable for all of the shares of common stock subject to the option and may be exercised for any or all of those shares until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service on the Board.

      Each option granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program will include a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of Broadcom’s outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for membership on the Board, each outstanding option under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program may be surrendered in return for a cash distribution from Broadcom. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

      Shareholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program and the subsequent exercise of that right in accordance with the foregoing terms.

Predecessor Plans

      All outstanding options under the Predecessor Plans that were transferred to the 1998 Plan will continue to be governed by the terms of the original agreements evidencing those options, and no provision of the 1998 Plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of Class A common stock or Class B common stock. However, the Plan Administrator has complete discretion to extend one or more provisions of the 1998 Plan to the transferred options, to the extent those options do not otherwise contain such provisions.

Stock Issuances Since January 1, 2003

      The following table sets forth, as to our current and former Chief Executive Officers, the Chief Technical Officer, the four other most highly compensated executive officers (with base salary and bonus in excess of $100,000) for the 2003 Fiscal Year and the other individuals and groups indicated, the number of shares of Class A common stock issued under the Stock Issuance Program on May 5, 2003 in exchange for vested options tendered under the 2003 Option Exchange Program. The fair market value of the Class A common stock on the May 5, 2003 issue date was $18.93 per share. No other direct stock issuances have been made to date under the 1998 Plan.

STOCK ISSUANCES

Number of
Name and Position	Shares Issued

David A. Dull	18,229
Vice President of Business Affairs, General Counsel and Secretary
Bruce E. Kiddoo	16,527
Vice President and Corporate Controller
Vahid Manian	12,153
Vice President of Manufacturing Operations
All current executive officers as a group (7 persons)	46,909
All employees, including current officers who are not executive officers, as a group	8,527,124

Option Grants Since January 1, 2003

      The following table sets forth, as to our current and former Chief Executive Officers, the Chief Technical Officer, the four other most highly compensated executive officers (with base salary and bonus in excess of $100,000) for the 2003 Fiscal Year and the other individuals and groups indicated, the number of shares of Class A common stock subject to option grants made under the 1998 Plan from January 1, 2003 through March 5, 2004, together with the weighted average exercise price payable per share for such option grants.

OPTION TRANSACTIONS

	Number of Shares		Weighted Average
	Underlying		Exercise Price
Name and Position	Options Granted(#)		Per Share($)

Alan E. Ross	500,000		$28.75
President and Chief Executive Officer (effective January 23, 2003)
Henry T. Nicholas III, Ph.D.	—		—
President and Chief Executive Officer (until January 23, 2003)
Henry Samueli, Ph.D.	—		—
Chairman of the Board of Directors (effective May 21, 2003) and Chief Technical Officer
David A. Dull	362,500	(1)	34.48
Vice President of Business Affairs, General Counsel and Secretary
George L. Farinsky	130,000		13.49
Director
Bruce E. Kiddoo	233,722	(2)	34.77
Vice President and Corporate Controller
John Major	115,000		13.60
Director (effective January 30, 2003)
Vahid Manian	304,167	(3)	34.86
Vice President of Manufacturing Operations
William J. Ruehle	235,417	(4)	34.79
Vice President and Chief Financial Officer
Robert E. Switz	100,000		23.02
Director (effective May 28, 2003)
Werner F. Wolfen	130,000		13.49
Director
All current executive officers as a group (7 persons)	1,945,806	(5)	32.07
All current non-employee directors as a group (4 persons)	475,000		15.53
All employees, including current officers who are not executive officers, as a group	47,405,107		33.19

(1)	Includes replacement options to purchase 162,500 shares of Class A common stock granted on November 10, 2003 in exchange for options with a higher exercise price surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program.

(2)	Includes replacement options to purchase 55,622 shares of Class A common stock granted on November 10, 2003 in exchange for options with a higher exercise price surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program.

(3)	Includes replacement options to purchase 204,167 shares of Class A common stock granted on November 10, 2003 in exchange for options with a higher exercise price surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program.

(4)	Includes replacement options to purchase 135,417 shares of Class A common stock granted on November 10, 2003 in exchange for options with a higher exercise price surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program.

(5)	Includes replacement options to purchase 557,706 shares of Class A common stock granted on November 10, 2003 in exchange for options with a higher exercise price surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program.

Option Grants and Issuances of Shares under the Amendment and Restatement

      As of March 5, 2004 no stock options had been granted, and no shares had been issued, under the 1998 Plan on the basis of the share increase which is the subject of this Proposal.

General Provisions

      Acceleration. In the event a change in control of Broadcom occurs, each outstanding stock option or stock appreciation right under the Discretionary Grant Program will automatically accelerate in full, unless (i) the stock option or stock appreciation right is assumed by the successor corporation or otherwise continued in effect or (ii) the stock option or stock appreciation right is replaced with a cash incentive program that preserves the spread existing on the unvested shares subject to such stock option or stock appreciation right (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares. In addition, all unvested shares outstanding under the Discretionary Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent Broadcom’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding restricted stock unit or other stock-based award under the Stock Issuance Program will vest as to the number of shares of Class A common stock subject to such unit or award upon the occurrence of a change in control, unless the unit or award is assumed by the successor corporation or otherwise continued in effect.

      The Plan Administrator will have complete discretion to grant one or more stock options or stock appreciation rights under the Discretionary Grant Program that will become exercisable as to all of the shares subject to those options or stock appreciation rights in the event the individual’s service with Broadcom or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options or stock appreciation rights are assumed or otherwise continued in effect. The vesting of outstanding shares and the vesting and issuance of restricted stock units or other stock-based awards under the Stock Issuance Program may also be structured to accelerate upon similar terms and conditions.

      The Plan Administrator will have the discretion to structure one or more stock options or stock appreciation rights under the Discretionary Grant Program so that those stock options or stock appreciation rights will vest as to all the shares subject to those stock options or stock appreciation rights immediately upon a change in control, whether or not those options or stock appreciation rights are to be assumed or otherwise continued in effect. The Plan Administrator may also structure stock issuances or restricted stock units or other stock-based awards under the Stock Issuance Program so that those issuances or awards will immediately vest (or vest and become issuable) upon a change in control or upon the subsequent termination of the individual’s service with Broadcom. The shares subject to each option under the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon any change in control transaction.

      A change in control will be deemed to occur upon (i) a shareholder-approved acquisition of Broadcom by merger or consolidation, (ii) a shareholder-approved the sale of all or substantially all of Broadcom’s assets or (iii) the successful completion of a tender or exchange offer for securities possessing more than fifty percent (50%) of the total combined voting power of Broadcom’s outstanding securities.

      The acceleration of vesting in the event of a change in the ownership or control of Broadcom may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Broadcom.

      Shareholder Rights and Option Transferability. No optionee has any shareholder rights with respect to option shares until such optionee has exercised the option and paid the exercise price for the purchased shares and Broadcom has issued the shares. The holder of a stock appreciation right shall also have no shareholder rights with respect to the shares subject to the stock appreciation right unless and until such person shall have exercised the stock appreciation right and become a holder of record of shares of Common Stock distributed upon exercise of such stock appreciation right. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, non-statutory options and stock appreciation rights may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more such family members or to the holder’s former spouse, to the extent such transfer is in connection with the holder’s estate plan or pursuant to a domestic relations order.

      A participant will have full shareholder rights with respect to any shares of Class A common stock issued to him or her under the Stock Issuance Program, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive any regular cash dividends paid on such shares. A participant will not have any shareholder rights with respect to the shares of Class A common stock subject to a restricted stock unit or other share right award until that unit or award vests and the shares of Class A common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Class A common stock, on outstanding restricted stock units or other share-right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

      Changes in Capitalization. In the event any change is made to the outstanding shares of Class A common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without Broadcom’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1998 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock-based awards under the 1998 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee members of the Board, (iv) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right, (v) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the 1998 Plan, (vi) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the Predecessor Plans to the 1998 Plan, (vii) the maximum number and/or class of securities by which the share reserve under the 1998 Plan is to increase automatically each year, and (viii) the maximum number and/or class of securities by which the share reserve under the 1998 Plan may increase as a result of the repurchase of unvested shares originally issued under the 1998 Plan or the Predecessor Plans. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1998 Plan or the outstanding options thereunder.

      Special Tax Election. The Plan Administrator may provide any or all holders of non-statutory options (other than the options granted under the Automatic Option Grant Program), stock appreciation rights, restricted stock units or any other share right awards pursuant to which vested shares of Class A common stock are to be issued under the 1998 Plan and any or all individuals to whom vested or unvested shares of Class A common stock are issued in a direct issuance under the Stock Issuance Program with the right to utilize either or both of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares, or the subsequent vesting of unvested shares issued to them:

•	Stock Withholding: The election to have Broadcom withhold, from the shares otherwise issuable upon the exercise of such non-statutory option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed one hundred percent (100%)) designated by the holder and make a cash payment equal to such fair market value directly to the appropriate taxing authorities on the individual’s behalf. The shares so withheld will not reduce the number of shares authorized for issuance under the 1998 Plan.

•	Stock Delivery: The election to deliver to Broadcom, at the time the non-statutory option or stock appreciation right is exercised, the vested shares are issued or the unvested shares subsequently vest, one or more shares of Class A common stock previously acquired by such holder (other than in connection with such exercise, share issuance or share vesting triggering the withholding taxes) with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Class A common stock so delivered shall not be added to the shares of Class A common stock authorized for issuance under the 1998 Plan.

      Similar provisions are also in effect under the 1998 Plan for Class B common stock delivered in payment of the applicable withholding taxes.

      Amendment and Termination. The Board may amend or modify the 1998 Plan at any time, subject to any required shareholder approval. Shareholder approval will be required for any amendment that (i) materially increases the number of shares available for issuance under the 1998 Plan, (ii) materially expands the class of individuals eligible to receive option grants or other awards under the 1998 Plan, (iii) materially increases the benefits accruing to the optionees and participants under the 1998 Plan or materially reduces the price at which shares of the Class A common stock may be issued or purchased under the 1998 Plan, (iv) materially extends the term of the 1998 Plan or (v) expands the types of awards available for issuance under the 1998 Plan. Unless sooner terminated by the Board, the amended and restated 1998 Plan will terminate on the earliest of (i) February 28, 2014, (ii) the date on which all shares available for issuance under the 1998 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options, stock appreciation rights, unvested stock issuances, restricted stock units and other share right awards in connection with certain changes in control or ownership. Should the 1998 Plan terminate on February 28, 2014, then all option grants, stock appreciation rights, unvested stock issuances, restricted stock units and other share right awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.

Federal Income Tax Consequences

      The following discussion summarizes income tax consequences of the 1998 Plan under current federal income tax law and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m), as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and from locality to locality.

      Option Grants. Options granted under the 1998 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

      Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at such time over the exercise price paid for those shares.

      The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, then a disqualifying disposition will result.

      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss.

      If the optionee makes a disqualifying disposition of the purchased shares, then Broadcom will be entitled to an income tax deduction, for our taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

      Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee and Broadcom will be required to satisfy certain tax withholding requirements applicable to such income.

      Broadcom will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the optionee with respect to an exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by Broadcom in the event of the optionee’s cessation of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Broadcom’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder and Broadcom will be required to satisfy certain tax withholding requirements applicable to such income.

      Broadcom will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.

      Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 1998 Plan will be substantially the same as those summarized above for the exercise of non-statutory stock option grants.

      Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder and Broadcom will be required to satisfy certain tax withholding requirements applicable to such income.

      Broadcom will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.

Deductibility of Executive Compensation

      We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory stock options or stock appreciation rights with exercise prices or base prices equal to or greater than the fair market value of the underlying shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers. Accordingly, all compensation deemed paid with respect to those options or stock appreciation rights should remain deductible by Broadcom without limitation under Section 162(m). However, any compensation deemed paid by Broadcom in connection with shares issued under the Stock Issuance Program will be subject to the $1.0 million limitation on deductibility per covered individual, except to the extent the vesting of those shares is based solely on one or more of the performance milestones specified above in the summary of the terms of the Stock Issuance Program.

Accounting Treatment

      Under the accounting principles currently in effect, option grants made to employees and non-employee Board members under the Discretionary Grant and Automatic Option Grant Programs with exercise prices equal to or greater than the fair market value of the underlying shares on the grant date will not result in any direct charge to our reported earnings, unless certain modifications are made subsequently. However, the fair value of those options is required to be disclosed in the notes to our consolidated financial statements, and we must also disclose, in the notes to our consolidated financial statements, the pro forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

      Option grants made under the 1998 Plan with exercise prices less than the fair market value of the underlying shares on the grant date will result in a direct compensation expense in an amount equal to the excess of such fair market value over the exercise price. The expense must be amortized against our earnings over the period that the option shares are to vest.

      Option grants made to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the option measured on the vesting date of each installment of the underlying option shares. Such charge will include the appreciation in value of the vesting option shares over the period between the grant date of the option and the vesting date of the installment. In addition, any options that are repriced will also trigger a direct charge to our reported earnings measured by the appreciation in the value of the underlying shares over the period between the date of the repricing and the date the repriced option is exercised, forfeited, cancelled or expired.

      Any grant of tandem or stand-alone stock appreciation rights under the 1998 Plan would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares of common stock subject to any outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

      Direct stock issuances under the 1998 Plan will result in a direct charge to our reported earnings equal to the excess of the fair value of the shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to our reported earnings will be amortized over the vesting period. However, if the vesting of the shares is tied solely to performance milestones, then the issuance of those shares will be subject to variable accounting, and we will have to accrue compensation expense not only for the value of the shares on the date of issuance but also for all subsequent appreciation in the value of those shares which occurs prior to the vesting date. Similar accounting treatment will be in effect for any restricted stock units issued under the 1998 Plan.

      The Financial Accounting Standards Board (“FASB”) has initiated a project to reconsider the appropriate accounting treatment for compensatory stock options and stock appreciation rights, such as those issuable under the 1998 Plan. FASB is expected to release a draft proposal in the upcoming months, and such proposal will likely require expensing of stock options beginning January 2005 and change the accounting treatment of stock appreciation rights. Accordingly, the foregoing summary of the applicable accounting treatment for stock options and stock appreciation rights may substantially change in the event that FASB were to conclude that employee stock options and stock appreciation rights should be valued, either as of the grant date or other appropriate measurement date, under an appropriate valuation formula such as the Black-Scholes formula and that such value should then be charged as a direct compensation expense against the issuer’s reported earnings over a designated period such as the vesting period.

Required Vote

      The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute the Required Quorum, is required for approval of the amendment and restatement of the 1998 Plan. Should such shareholder approval not be obtained, then none of the changes which the amendment and restatement would have otherwise made to the 1998 Plan will become effective, including the proposed 12,000,000 share increase to the share reserve under the 1998 Plan. The 1998 Plan will, however, continue in effect, and option grants and direct stock issuances will continue to be made under the 1998 Plan as currently in effect until all the shares available for issuance under the 1998 Plan have been reserved for issuance or issued pursuant to such option grants and direct stock issuances.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of the amendment and restatement to the 1998 Plan as provided in Proposal Two.

PROPOSAL THREE:

RATIFICATION OF INDEPENDENT AUDITORS

      The Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”), Broadcom’s independent auditors during the 2003 Fiscal Year, to serve in the same capacity for the fiscal year ending December 31, 2004, and has requested the Board to submit this appointment for ratification by our shareholders at the Annual Meeting.

      A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

Required Vote

      The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute the Required Quorum, is required to ratify the appointment of Ernst & Young. In the event that the shareholders do not ratify the selection of Ernst & Young, the appointment of the independent auditors will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Broadcom and its shareholders.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Ernst & Young to serve as Broadcom’s independent auditors for the fiscal year ending December 31, 2004. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of Ernst & Young.

FEES PAID TO INDEPENDENT AUDITORS

      The following table presents the aggregate fees billed for the indicated services performed by Ernst & Young during the 2003 Fiscal Year and the year ended December 31, 2002 (the “2002 Fiscal Year”). Certain amounts for the 2002 Fiscal Year have been reclassified to conform to the 2003 presentation.

	2003	2002

Audit Fees	$1,471,000	$1,180,000
Audit-Related Fees	230,000	497,000
Tax Fees	366,000	369,000
All Other Fees	—	5,000

Total Fees	$2,067,000	$2,051,000

      Audit Fees. Audit Fees consist of fees billed by Ernst & Young for professional services rendered in connection with the audit of our annual consolidated financial statements for the 2003 and 2002 Fiscal Years and the review of interim consolidated financial statements included in Broadcom’s Quarterly Reports on Form 10-Q for the 2003 and 2002 Fiscal Years, as well as other accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

      Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees include, among other things, internal control reviews and assistance with meeting the requirements set forth in Section 404 of the Sarbanes-Oxley Act, acquisition-related work, employee benefit plan audits and certain consultations concerning financial accounting and reporting standards.

      Tax Fees. Tax Fees consist of (i) $139,000 and $165,000 in the 2003 and 2002 Fiscal Years, respectively, in fees billed for professional services for tax compliance, which include the preparation of federal, state and international tax returns; and (ii) $227,000 and $204,000 in the 2003 and 2002 Fiscal Years, respectively, in fees billed for tax consultations, including federal, state and international tax advice, tax planning and assistance with tax audits.

      All Other Fees. Ernst & Young billed $5,000 for professional services in the 2002 Fiscal Year relating to interviewing candidates for a Broadcom accounting position. There were no fees billed by Ernst & Young for other services in the 2003 Fiscal Year.

      The Audit Committee has determined that all non-audit services provided by Ernst & Young are compatible with maintaining Ernst & Young’s audit independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

      Under its charter, the Audit Committee must pre-approve all engagements of Broadcom’s independent auditors unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. In 2003 the Audit Committee adopted a policy requiring the pre-approval of all services to be provided by our independent auditors. Any proposed services exceeding pre-approved cost parameters will also require specific pre-approval. The Audit Committee has delegated to its Chairman the authority to evaluate and approve service engagements on behalf of the full committee in the event a need arises for specific pre-approval between committee meetings. If the Chairman approves any such engagements, he will report that approval to the full Audit Committee not later than the next committee meeting.

OTHER MATTERS

      We know of no other matters that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other business is expressly granted by the completion of the enclosed proxy card. The proxy holders shall vote at their discretion on any procedural matters that may come before the meeting.

OWNERSHIP OF SECURITIES

      The following table sets forth certain information known to Broadcom with respect to the beneficial ownership of our common stock as of March 5, 2004 by (i) all persons known to Broadcom to beneficially own five percent (5%) or more of either class of our common stock, (ii) each director and each nominee for director, (iii) the executive officers named in the “Summary Compensation Table” of the “Executive Compensation and Other Information” section of this proxy statement, and (iv) all current directors and executive officers as a group.

	Shares and Percentage
	of Class Beneficially Owned(1)						Percentage
							of Total
	Class A			Class B			Voting
Beneficial Owner	Common Stock	Percent		Common Stock	Percent		Power(1)(2)

Directors and Named Executive Officers
David A. Dull(3)	404,872	*	%	213,173	*	%	* %
George L. Farinsky(4)	196,000	*		—	—		*
Bruce E. Kiddoo(5)	81,725	*		—	—		*
John Major(6)	91,000	*		—	—		*
Vahid Manian(7)	458,781	*		270,384	*		*
Henry T. Nicholas III, Ph.D.(8)	333,440	*		28,918,799	47.2		33.6
Alan E. Ross(9)	360,625	*		—	—		*
William J. Ruehle(10)	800,960	*		787,952	1.3		1.0
Henry Samueli, Ph.D.(11)	583,337	*		29,097,066	47.5		33.8
Robert E. Switz(12)	100,000	*		—	—		*
Werner F. Wolfen(13)	269,516	*		236,987	*		*
All current directors and executive officers as a group (11 persons)(14)	3,374,941	1.3		30,605,562	49.5		35.6

5% Holders Not Listed Above
The AXA Group(15)	31,359,672	12.6		—	—		3.6
Capital Research and Management Company(16)	15,500,000	6.2		—	—		1.8

  *Less than one percent.

(1)	The percentage of shares beneficially owned is based on 248,361,487 shares of Class A common stock and 61,292,949 shares of Class B common stock outstanding as of March 5, 2004. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 5, 2004 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. In some instances, the beneficially owned shares include unvested shares subject to currently exercisable options. If unvested shares are in fact purchased under those options, Broadcom will have the right to repurchase those shares, at the exercise price paid per share, should the optionee’s service with Broadcom terminate prior to vesting in those shares.

(2)	Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of common stock vote together as a single class on all matters submitted to a vote of shareholders, except (i) as otherwise required by law and (ii) in the case of a proposed issuance of additional shares of Class B common stock, which issuance requires the affirmative vote of the holders of the majority of the outstanding shares of Class B common stock voting separately as a class, unless such issuance is approved by at least two-thirds of the members of the Board then in office.

(3)	Includes 5,850 shares of Class B common stock held by Mr. Dull as custodian for his children. Also includes 372,912 shares of Class A common stock and 80,744 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 5, 2004.

(4)	Includes (i) 1,000 shares of Class A common stock held by a family trust as to which shares Mr. Farinsky, as co- trustee of such trust, shares voting and dispositive power and (ii) 195,000 shares of Class A common stock issuable upon exercise of options held by such family trust that are currently exercisable.

(5)	Includes 81,725 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 5, 2004.

(6)	Includes 90,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable.

(7)	Includes 500 shares of Class A common stock held by Mr. Manian as custodian for his children, and 386,216 shares of Class A common stock and 185,584 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 5, 2004.

(8)	Includes (i) 107 shares of Class A common stock and 28,917,419 shares of Class B common stock held by Dr. Nicholas and his spouse, as co-trustees and co-beneficiaries of the Nicholas Family Trust, and (ii) 1,380 shares of Class B common stock held by Dr. Nicholas as custodian for his children. Also includes 333,333 shares of Class A common stock issuable upon exercise of options that are currently exercisable. Dr. Nicholas served as President and Chief Executive Officer until January 23, 2003. The address for Dr. Nicholas is 15 Enterprise, Suite 550, Aliso Viejo, California 92656.

(9)	Includes 360,625 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 5, 2004.

(10)	Includes (i) 503,868 shares of Class B common stock held by a family trust as to which shares Mr. Ruehle, as co- trustee of such trust, shares voting and dispositive power and (ii) 750 shares of Class B common stock held by Mr. Ruehle as custodian for his grandchildren. Also includes 791,666 shares of Class A common stock and 283,334 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 5, 2004.

(11)	Includes (i) 1,433,649 shares of Class B common stock owned by HS Management, L.P., which is beneficially owned by Dr. Samueli, (ii) 3,175,000 shares of Class B common stock held by Dr. Samueli, as trustee and beneficiary for the Henry Samueli Lifetime Benefit Trust, (iii) 6,488,417 shares of Class B common stock held by Dr. Samueli and his spouse, as co-trustees and co-beneficiaries of the SHILOH Trust, (iv) 17,139,135 shares of Class B common stock held by HS Portfolio L.P., which is beneficially owned by Dr. Samueli and (v) 860,865 shares of Class B common stock owned by H&S Investments I, L.P., which is beneficially owned by Dr. Samueli. Dr. Samueli disclaims beneficial ownership of the shares held by HS Management, L.P. and HS Portfolio L.P., except to the extent of his pecuniary interest therein. Also includes 583,333 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 5, 2004 and 4 shares of Class A common stock that are directly held by Dr. Samueli. The address for Dr. Samueli is 16215 Alton Parkway, Irvine, California 92618-3616.

(12)	Includes 100,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable.

(13)	Includes (i) 16,412 shares of Class B common stock held by Werner F. Wolfen, a Professional Corporation, and (ii) 1,220 of Class A common stock and 628 shares of Class B common stock held by Mr. Wolfen’s spouse. Also includes 27,504 shares of Class B common stock owned by the Lawrence P. Wolfen Testamentary Trust, of which Mr. Wolfen serves as trustee and as to which Mr. Wolfen disclaims beneficial ownership. Also includes 267,076 shares of Class A common stock issuable upon exercise of options that are currently exercisable.

(14)	Includes 3,256,678 shares of Class A common stock and 549,662 shares of Class B common stock issuable upon exercise of options held by the current directors and executive officers as a group that are currently exercisable or will become exercisable within 60 days after March 5, 2004.

(15)	According to a Schedule 13G filed with the SEC on February 10, 2004 by (i) AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle (collectively, the “Mutuelles AXA”), (ii) AXA, and (iii) AXA Financial, Inc. (“AXA Financial”). Mutuelles AXA (as a group) is the parent holding company of AXA, which is the parent holding company of AXA Financial, which is the parent holding company of Alliance Capital Management L.P. (“Alliance”), an investment adviser, and The Equitable Life Assurance Society of the United States (“Equitable”), an insurance company and an investment adviser. Represents (a) 30,570,770 shares held by Alliance on behalf of client discretionary investment advisory accounts, (b) 787,630 shares held by Equitable, and (c) 1,272 shares held by Investment Managers Den Haag (“Den Haag”), an entity affiliated with AXA. Of the 30,570,770 shares held by Alliance, Alliance has sole power to dispose of 30,503,279 of such shares and has shared power to dispose of 67,491 of such shares, and Alliance has sole power to vote 13,727,916 of such shares and shared power to vote 8,714,116 of such shares. Equitable has sole power to dispose of all 787,630 shares held by it and has sole power to vote 338,030 of such shares. Den Haag has sole power to vote and dispose of the 1,272 shares held by it. Alliance and Equitable operate under independent management and make independent decisions. Mutuelles AXA and AXA expressly declare that nothing in the Schedule 13G should be construed as an admission that they beneficially own any of these shares. The address for AXA Assurance I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle is 370, rue Saint Honore, 75001 Paris, France; the address for AXA Courtage Assurance Mutuelle is 26, rue Louis le Grand, 75002 Paris, France; the address for AXA is 25, avenue Matignon, 75008 Paris, France; and the address for AXA Financial is 1290 Avenue of the Americas, New York, New York 10104.

(16)	According to a Schedule 13G filed with the SEC on February 13, 2004. Capital Research and Management Company is an investment adviser registered under Section 203 of the Investment Act and is deemed to be the beneficial owner of 15,500,000 shares of Broadcom’s Class A common stock. Such Schedule 13G discloses that Capital Research and Management Company does not have sole or shared voting power with respect to any of Broadcom’s Class A common stock, but has sole dispositive power over shares beneficially owned by it. The address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2003 with respect to shares of our common stock that may be issued under our existing equity compensation plans. The table does not include the additional shares that may be issuable pursuant to the proposed share increase to the 1998 Plan that is the subject of Proposal Two of this proxy statement. In addition, the table does not include information with respect to shares of our common stock subject to outstanding options granted under equity compensation plans or option agreements that were assumed by us in connection with our acquisitions of the companies that originally granted those options. However, Footnote (6) to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of December 31, 2003, and the weighted average exercise price of those options. Except for the adjustments described in Footnote (6) with respect to the outstanding assumed options, no additional options may be granted under those assumed plans.

		A	B	C

				Number of Shares of
				Common Stock
		Number of Shares of		Remaining Available
		Common Stock		for Future Issuance
		to be Issued	Weighted-Average	under Equity
		upon Exercise of	Exercise Price of	Compensation Plans
	Class of	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Common Stock	Warrants and Rights	Warrants and Rights	Reflected in Column A)

Equity Compensation Plans Approved by Shareholders(1)	Class A	91,210,609 (2)	$25.93	19,301,407	(3)(4)
	Class B	6,391,569	1.30	—
Equity Compensation Plans Not Approved by Shareholders(5)	Class A	850,300	14.51	62,036
	Class B	—	—	—
Total(6)	Class A	92,060,909	25.83	19,363,443
Total(6)	Class B	6,391,569	1.30	—

(1)	Consists of the 1998 Plan, as amended and restated, and Broadcom’s 1998 Employee Stock Purchase Plan, as amended and restated (the “Purchase Plan”).

(2)	Excludes purchase rights accruing under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase up to 6,000 shares of Class A common stock or $25,000 worth of such stock (determined on the basis of the fair market value per share on the date or dates such rights are granted) at each semi-annual purchase date (the last business day of April and October each year) at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the closing selling price per share of Class A common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs and (ii) the closing selling price per share of Class A common stock on the semi-annual purchase date.

(3)	Includes shares of Class A common stock available for future issuance under the 1998 Plan and the Purchase Plan. As of December 31, 2003, 17,998,242 shares of Class A common stock were available for issuance under the 1998 Plan, and such reserve will be increased by 12,000,000 Class A shares assuming shareholder approval of Proposal Two. Those 29,998,242 shares may be issued under the 1998 Plan upon the exercise of stock options or stock appreciation rights granted under Discretionary Grant Program, or those shares may be issued under the Stock Issuance Program through direct stock issuances or pursuant to restricted stock awards or restricted stock units that vest upon the attainment of prescribed performance milestones or the completion of designated service periods. For further information concerning the Discretionary Grant and Stock Issuance Programs, see Proposal Two. As of December 31, 2003, 1,303,165 shares of Class A common stock were available for issuance under the Purchase Plan.

(4)	Both the 1998 Plan and the Purchase Plan contain annual automatic share increase provisions. Accordingly, the number of shares of Class A common stock reserved for issuance under the 1998 Plan will automatically increase on the first trading day of January each calendar year by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 18,000,000 shares. The share reserve under the Purchase Plan will automatically increase on the first trading day of January each calendar year by an amount equal to one percent (1%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 3,000,000 shares.

(5)	Consists solely of the 1999 Special Stock Option Plan, as amended and restated (the “Special Plan”), described below. The terms of the Special Plan prohibit the issuance of options under this plan to directors or executive officers.

(6)	The table does not include information with respect to equity compensation plans or option agreements that were assumed by us in connection with our acquisitions of the companies that originally established those plans or agreements. As of December 31, 2003 a total of 4,238,468 shares of Class A common stock and 221,787 shares of Class B common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of the outstanding options to acquire shares of Class A common stock is $7.76 per share and the weighted average exercise price of the outstanding options to acquire shares of Class B common stock is $4.54 per share. No additional options may be granted under any of those assumed plans. However, outstanding options assumed under the ServerWorks Corporation stock option plan covering a total of 1,038,581 shares of Class A common stock contained an earn-out feature pursuant to which the number of shares of Class A common stock subject to those options was increased in March 2004 by an additional 0.092273 share of Class A common stock for each share of Class A common stock subject to those options. As a result of the increase in the number of shares subject to those options, the exercise price per share was proportionately reduced.

The 1999 Special Stock Option Plan

      The Special Plan was implemented by the Board in October 1999. The Special Plan is a non-shareholder approved plan under which options may be granted to employees of Broadcom (and any parent or subsidiary corporation) who are neither executive officers nor directors at the time of grant. The Board has authorized 1,000,000 shares of Class A common stock for issuance under the Special Plan. The option grants may have an exercise price per share greater than, equal to or less than the fair market value per share of Class A common stock on the grant date. No option will have a maximum term in excess of ten years, and each will terminate earlier within a specified period following the optionee’s cessation of service with Broadcom (and any parent or subsidiary corporation). Each granted option will vest in one or more installments over the optionee’s period of service with Broadcom. However, the options will vest on an accelerated basis in the event Broadcom is acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity. All options granted under the Special Plan will be non-statutory stock options under the federal tax laws. As of December 31, 2003 options covering 850,300 shares of Class A common stock were outstanding under the Special Plan, 62,036 shares remained available for future option grants, and options covering 87,664 shares had been exercised. We have no current plans to issue additional options under this plan.

      Share issuances under the 1998 Plan will not reduce or otherwise affect the number of shares of Class A common stock available for issuance under the Special Plan, and share issuances under Special Plan will not reduce or otherwise affect the number of shares of Class A common stock available for issuance under the 1998 Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Elected Officers

      The following table sets forth certain information regarding our executive officers and other elected officers as of March 5, 2004:

Name	Age	Positions with Broadcom

Executive Officers
David A. Dull	55	Vice President of Business Affairs, General Counsel and Secretary
Bruce E. Kiddoo	43	Vice President and Corporate Controller
Vahid Manian	43	Vice President of Manufacturing Operations
Andrew J. Pease	53	Vice President of Worldwide Sales
Alan E. Ross	69	President, Chief Executive Officer and Director
William J. Ruehle	61	Vice President and Chief Financial Officer
Henry Samueli, Ph.D.	49	Chairman of the Board of Directors and Chief Technical Officer
Other Elected Officers
Edward H. Frank, Ph.D.	47	Vice President of Research & Development
Neil Y. Kim	45	Vice President of Central Engineering
Thomas F. Lagatta	45	Group Vice President, Enterprise Computing Group
Daniel A. Marotta	43	Group Vice President, Broadband Communications Group
Robert A. Rango	46	Group Vice President, Mobile & Wireless Group
Ford G. Tamer, Ph.D.	42	Group Vice President, Networking Infrastructure Group
Jeffrey L. Thermond	51	Vice President & General Manager, Home & Wireless Networking Business Unit
Kenneth E. Venner	41	Vice President and Chief Information Officer

      The following is a brief description of the business experience and educational background of each of our executive officers and other elected officers, including the capacities in which each has served during the past five years. The descriptions for Mr. Ross and Dr. Samueli appear earlier in this proxy statement under the section entitled “Election of Directors.”

     Executive Officers

      David A. Dull joined Broadcom as Vice President of Business Affairs and General Counsel in March 1998 and was elected Secretary in April 1998. From 1985 until 1998 Mr. Dull was a Partner in the law firm of Irell & Manella LLP, where as a business lawyer he represented a number of public and private companies and individuals in the entertainment and high technology industries, including Broadcom. Irell & Manella LLP has represented and continues to represent Broadcom in various transactional and litigation matters. Mr. Dull received a B.A. and a J.D. from Yale University.

      Bruce E. Kiddoo joined Broadcom as Controller of the Broadband Communications Business Unit in December 1999. In July 2002 he was elected Corporate Controller and Principal Accounting Officer, and in January 2003 he was elected a Vice President. Prior to joining Broadcom, Mr. Kiddoo held various senior financial management positions for over five years at LSI Logic Corporation, a semiconductor manufacturer. Before joining LSI Logic, Mr. Kiddoo held various financial positions at IBM and in the United States Navy. Mr. Kiddoo received a B.S. in Applied Science from the United States Naval Academy and an M.B.A. from the College of William and Mary.

      Vahid Manian joined Broadcom in January 1996 as Director of Operations and became Vice President of Manufacturing Operations in December 1997. Prior to joining Broadcom, Mr. Manian served in a number of positions for approximately 12 years at Silicon Systems, Inc., a semiconductor manufacturer, including over six years as Director of Operations. At Silicon Systems he led the implementation, production ramp and qualification of advanced PRML-read channel integrated circuits. Mr. Manian received a B.S.E.E. and an M.B.A. from the University of California, Irvine.

      Andrew J. Pease joined Broadcom in July 2003 as Vice President of Worldwide Sales. Previously, Mr. Pease held the position of Vice President of Sales at Syntricity, Inc., a provider of web-native software and services for semiconductor yield improvement from March 2000 to July 2003. Before joining Syntricity, from 1997 until 1999 he served as the Vice President of Sales at Vantis Corp., a programmable logic company and former subsidiary of Advanced Micro Devices, Inc., a semiconductor manufacturer. Previously, Mr. Pease served in a number of sales positions for approximately 12 years at Advanced Micro Devices, where his last position was Group Director, Worldwide Headquarters Sales and Operations. Mr. Pease received a B.S. in Operational Analysis from the United States Naval Academy and an M.S. in Computer Science from the Naval Postgraduate School.

      William J. Ruehle has served as Vice President and Chief Financial Officer since joining Broadcom in June 1997. Previously, Mr. Ruehle served as Executive Vice President and Chief Financial Officer of Bay Networks, Inc., a networking communications company, from 1994 to 1997. From 1987 to 1994 he served as Vice President and Chief Financial Officer of SynOptics Communications, Inc., one of the two companies that merged to form Bay Networks. Mr. Ruehle received a B.A. in Economics from Allegheny College and an M.B.A. from Harvard Business School.

     Other Elected Officers

      Edward H. Frank, Ph.D. joined Broadcom as Senior Director of Engineering of Home & Wireless Networking in May 1999 following Broadcom’s acquisition of Epigram, Inc., a developer of advanced semiconductor products for high speed home networking. In March 2003 Dr. Frank was elected Vice President of Research & Development. Dr. Frank was a co-founder and Executive Vice President of Epigram from 1996 to 1999. From 1993 to 1996 he was a co-founder and Vice President Engineering of NeTpower Inc., a computer workstation manufacturer. From 1988 to 1993 he was a Distinguished Engineer at Sun Microsystems, Inc., where he co-architected several generations of Sun SPARCstations and was a principal member of Sun’s Green Project, which developed the precursor to the Java™ cross-platform web programming language. Dr. Frank received a B.S.E.E. and an M.S.E.E. from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University. Dr. Frank is a named inventor in 37 U.S. patents and is a Trustee of Carnegie Mellon University.

      Neil Y. Kim joined Broadcom as Director of Engineering in January 2000 and became Vice President of Central Engineering in October 2001. Prior to joining Broadcom, from 1993 to 2000 Mr. Kim held a series of progressively senior technical and management positions at Western Digital Corporation, a data storage manufacturer, where his last position was Vice President of Engineering. Mr. Kim received a B.S.E.E. from the University of California, Berkeley.

      Thomas F. Lagatta joined Broadcom in May 2002 and became Vice President and General Manager of the Client Server Networking Business Unit in July 2002. In September 2003 Mr. Lagatta was elected to the position of Group Vice President, Enterprise Computing Group. Previously, from August 1999 to February 2002 Mr. Lagatta served as Vice President and General Manager of Anadigics, Inc., a semiconductor manufacturer, where he led the Fiber Communications Products Business Unit. Before joining Anadigics, from 1998 to July 1999, Mr. Lagatta served as Vice President of Business Development at Avnet, Inc., an electronic component manufacturer. Prior to Avnet, Mr. Lagatta served in various senior management and technical positions for over 11 years at Symbios Logic, a storage systems company. Mr. Lagatta received a B.S.E.E. from Ohio State University and an M.S.E.E. from the University of Southern California.

      Daniel A. Marotta joined Broadcom in October 2002 and became Vice President and General Manager of the Broadband Communications Business Unit in January 2003. In September 2003 Mr. Marotta was elected to the position of Group Vice President, Broadband Communications Group. Previously, from March 1999 to April 2002 Mr. Marotta served in various senior management positions in the Digital Information Division at Conexant Systems, Inc., a semiconductor manufacturer, the most recent of which was Senior Vice President and General Manager. In May 2002 Mr. Marotta was promoted to Chief Operating Officer of the Broadband Communications Segment at Conexant. Prior to joining Conexant, from 1996 to 1999 Mr. Marotta served as Director of Engineering at Brooktree Corporation, a semiconductor manufacturer, and later as Vice President of Engineering at Rockwell Semiconductor Systems, after Rockwell Semiconductor acquired Brooktree in 1996. Mr. Marotta received a B.S.E.E. from the State University of New York at Buffalo.

      Robert A. Rango joined Broadcom in March 2002 and became Vice President and General Manager of the Network Infrastructure Business Unit in October 2002. In September 2003 Mr. Rango was elected to the position of Group Vice President, Mobile & Wireless Group. Previously, from 1995 to 2002 Mr. Rango held several Vice President and General Manager positions at Lucent Microelectronics, a networking communications company, and Agere Systems, a semiconductor manufacturer, in their Optical Access, New Business Initiatives and Modem/ Multimedia Divisions. Previously, Mr. Rango held various positions with AT&T Bell Labs for over ten years. Mr. Rango received a B.S.E.E. from the State University of New York at Stony Brook and an M.S.E.E. from Cornell University.

      Ford G. Tamer, Ph.D. joined Broadcom in June 2002 and became Vice President and General Manager of the Switch and Security Business Unit in July 2002. In September 2003 Dr. Tamer was elected to the position of Group Vice President, Networking Infrastructure Group. Previously, from 1998 to 2002 Dr. Tamer co-founded and served as the President and Chief Executive Officer of Agere, Inc., a semiconductor manufacturer, until it was acquired by Lucent Microelectronics, a networking communications company. Following the acquisition, he served as Vice President, Processing, Aggregation and Switching of Lucent’s Agere Systems business unit. Prior to founding Agere, he was part of the founding executive teams at Dazel Corporation (which was acquired by Hewlett Packard) and MegaKnowledge (which was acquired by IntelliCorp). Dr. Tamer received an M.S. and a Ph.D. in Engineering from the Massachusetts Institute of Technology.

      Jeffrey L. Thermond has served as Vice President and General Manager of the Home & Wireless Networking Business Unit since joining Broadcom in May 1999 when it acquired Epigram, Inc., a developer of advanced semiconductor products for high speed home networking. Mr. Thermond was President and Chief Executive Officer of Epigram from 1997 to 1999. From 1994 to 1997 he was Vice President and General Manager of the Network Systems Division of 3Com Corporation, a networking communications company. Mr. Thermond received a B.A. from Yale University and an M.B.A. from Indiana University.

      Kenneth E. Venner has served as Chief Information Officer since joining Broadcom in August 2000. In February 2002 he was elected a Vice President. Previously, Mr. Venner was Vice President of Product Management and Chief Information Officer of Rockwell Electronic Commerce from 1997 to August 2000. Prior to that, Mr. Venner held a number of information sciences/information technology management positions for over 11 years at Lucent Technologies/ AT&T Bell Laboratories. Mr. Venner received a B.E. from the Stevens Institute of Technology, an M.E. from Carnegie Mellon University and an M.B.A. from New Hampshire College.

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Broadcom and its subsidiaries for the fiscal years ended December 31, 2001, 2002 and 2003 by the Chief Executive Officer and each of the four other most highly compensated executive officers whose aggregate salary and bonus earned in the 2003 Fiscal Year were in excess of $100,000. The table also includes Dr. Nicholas, who served as our Chief Executive Officer from Broadcom’s inception until January 23, 2003, and Dr. Samueli, who serves as the Chairman of the Board of Directors and Chief Technical Officer. The listed individuals are referred to in this proxy statement as the “Named Executive Officers.” No other individuals who would have been includable in the table by reason of their salary and bonus for the 2003 Fiscal Year terminated employment or otherwise ceased executive officer status during that year.

SUMMARY COMPENSATION TABLE

							Long Term
							Compensation
							Awards
		Annual Compensation
							Securities
					Other Annual		Underlying
Name and Principal Positions	Year	Salary($)(1)		Bonus($)	Compensation($)		Options(#)

Alan E. Ross
President and Chief Executive Officer	2003	$522,000		$250,000	$173,729	(3)	250,000
(effective January 23, 2003)(2)	2002	74,000		—	—		250,000	(4)
Henry T. Nicholas III, Ph.D.	2003	—	(5)	—	—		—
President and Chief Executive Officer	2002	97,741	(5)	—	—		1,000,000	(6)
(until January 23, 2003)	2001	110,500		—	—		—
Henry Samueli, Ph.D.	2003	1	(5)	—	—		—
Chairman of the Board of Directors	2002	97,741	(5)	—	—		1,000,000
(effective May 21, 2003) and Chief Technical Officer	2001	110,500		—	—		—
David A. Dull	2003	149,194		—	—		362,500	(7)
Vice President of Business Affairs,	2002	110,500		—	—		200,000
General Counsel and Secretary	2001	110,500		—	—		300,000	(8)
Bruce E. Kiddoo(9)	2003	125,730		70,000	—		233,722	(10)
Vice President and Corporate Controller	2002	115,000		—	—		82,500
Vahid Manian	2003	143,923		—	—		304,167	(11)
Vice President of Manufacturing Operations	2002	90,000		—	—		200,000
	2001	90,000		—	—		250,000	(12)
William J. Ruehle	2003	149,194		—	—		235,417	(13)
Vice President and Chief Financial Officer	2002	110,500		—	13,829	(14)	300,000
	2001	110,500		—	27,449	(14)	250,000	(12)

(1)	Includes amounts deferred under Broadcom’s employee profit sharing plan, a tax-qualified plan under Section 401(k) of the Code.

(2)	Mr. Ross was elected Chief Operating Officer in November 2002 and was elected President and Chief Executive Officer on January 23, 2003.

(3)	Includes (i) $74,672 paid to Mr. Ross as reimbursement for Broadcom’s use of his private airplane, (ii) $38,940 paid to Mr. Ross for housing and travel expenses, (iii) $54,578 of tax reimbursement for income realized upon payment of (i) and (ii) above, and (iv) $5,539 of income realized for life insurance premiums.

(4)	Excludes options covering 115,000 shares that were granted to Mr. Ross in April 2002 in his capacity as a non- employee Board member at that time. See Proposal One: Election of Directors — Director Compensation.

(5)	In November 2002 Dr. Nicholas and Dr. Samueli voluntarily reduced their respective annual salaries to $1.00 per year.

(6)	Such option continued to vest through May 21, 2003, the date of the 2003 Annual Meeting of Shareholders, when Dr. Nicholas ceased to provide services to Broadcom as a director. The Compensation Committee has extended the post-service exercise period applicable to the vested portion of such option through May 21, 2004.

(7)	Includes replacement options to purchase 162,500 shares of Class A common stock granted on November 10, 2003 in exchange for an equal number of unvested options with a higher exercise price that were surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program.

(8)	Includes replacement options to purchase 150,000 shares of Class A common stock granted on December 24, 2001 at an exercise price of $39.75, the fair market value per share of Class A common stock on that date, in connection with Broadcom’s 2001 Option Exchange and Supplemental Option Grant Program (the “2001 Option Exchange Program”) as described under the heading “Option Exchange Programs” on page 40 of this proxy statement. The unvested portion of the replacement option was subsequently surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program, and a new replacement option was granted on November 10, 2003 with an exercise price of $35.12.

(9)	Mr. Kiddoo did not become an executive officer until July 2002; however, the compensation set forth in this table constitutes the total compensation earned by him in the 2002 Fiscal Year.

(10)	Includes replacement options to purchase 55,622 shares of Class A common stock granted on November 10, 2003 in exchange for 67,071 unvested options with a higher exercise price that were surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program.

(11)	Includes replacement options to purchase 204,167 shares of Class A common stock granted on November 10, 2003 in exchange for an equal number of unvested options with a higher exercise price that were surrendered and cancelled on May 5, 2003 in connection with Broadcom’s 2003 Option Exchange Program.

(12)	Includes replacement options to purchase 100,000 shares of Class A common stock granted on December 24, 2001 at an exercise price of $39.75, the fair market value per share of Class A common stock on that date, in connection with the 2001 Option Exchange Program. The unvested portion of the replacement option was subsequently surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program, and a new replacement option was granted on November 10, 2003 with an exercise price of $35.12.

(13)	Includes replacement options to purchase 135,417 shares of Class A common stock granted on November 10, 2003 in exchange for an equal number of unvested options with a higher exercise price that were surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program.

(14)	Represents reimbursement of $9,065 and $17,855 in the fiscal years ended December 31, 2002 and 2001, respectively, for the interest expense on a $467,500 full-recourse promissory note delivered by Mr. Ruehle to Broadcom in July 1997 in connection with the exercise of a stock option, plus a tax gross-up for the portion thereof includable as taxable income. On July 30, 2002 Mr. Ruehle repaid the outstanding balance of such note.

Option/SAR Grants in Last Fiscal Year

      The following table provides information concerning stock options granted to the Named Executive Officers during the 2003 Fiscal Year. All the grants were options to purchase shares of Class A common stock and were made under Broadcom’s 1998 Plan. No stock appreciation rights were granted to any of the Named Executive Officers during the 2003 Fiscal Year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options	Exercise		Appreciation for
	Underlying	Granted to	Price		Option Terms(1)
	Options	Employees	Per Share	Expiration
Name	Granted(#)	in 2003	($/SH)(2)	Date	5%($)	10%($)

Alan E. Ross	250,000 (3)	0.52%	$20.71	07/29/2013	$3,256,102	$8,251,602
Henry T. Nicholas III, Ph.D.	—	—	—	—	—	—
Henry Samueli, Ph.D.	—	—	—	—	—	—
David A. Dull	162,500 (4)	0.34	35.12	11/09/2013	3,589,102	9,095,488
	100,000 (5)	0.21	34.34	12/06/2013	2,159,624	5,472,912
	100,000 (6)	0.21	33.59	12/11/2013	2,112,457	5,353,381
Bruce E. Kiddoo	32,069 (4)	0.07	35.12	11/09/2013	708,301	1,794,974
	9,752(7)	0.02	35.12	11/09/2013	215,390	545,841
	13,801 (8)	0.03	35.12	11/09/2013	304,820	772,473
	100,000 (9)	0.21	35.12	11/09/2013	2,208,678	5,597,224
	50,000 (10)	0.10	34.34	12/06/2013	1,079,812	2,736,456
	28,100 (11)	0.06	33.59	12/11/2013	593,600	1,504,300
Vahid Manian	204,167 (4)	0.42	35.12	11/09/2013	4,509,391	11,427,683
	100,000 (10)	0.21	34.34	12/06/2013	2,159,624	5,472,912
William J. Ruehle	135,417 (4)	0.28	35.12	11/09/2013	2,990,925	7,579,592
	100,000 (10)	0.21	34.34	12/06/2013	2,159,624	5,472,912

(1)	The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent our estimate or projection of the future trading prices of our common stock. The calculations assume annual compounding and continued retention of the options or the underlying common stock by the optionee for the full option term of ten years. Unless the market price of the common stock actually appreciates over the option term, no value will be realized by the optionee from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of Broadcom, overall business and market conditions, and the optionee’s continued employment with Broadcom throughout the entire vesting period and option term, which factors are not reflected in this table.

(2)	The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Options may also be exercised, to the extent permissible under applicable law and company policy, through a “cashless” exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Broadcom, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3)	The option vests and becomes exercisable for such shares in installments of 15,000 shares each upon Mr. Ross’ completion of each calendar month of service measured from March 1, 2004. However, in the event Mr. Ross continues in Broadcom’s employ until such time as Broadcom hires or promotes another individual to replace him as President and Chief Executive Officer, then the option shall, immediately upon the hire or promotion date of such replacement President and Chief Executive Officer, vest in full and become exercisable for all the option shares as fully vested shares.

(4)	Represents replacement options granted in exchange for an equal number of unvested options with a higher exercise price that were surrendered and cancelled on May 5, 2003 in connection with Broadcom’s 2003 Option Exchange Program. The option vests and becomes exercisable for such shares in successive equal monthly installments upon the optionee’s completion of each month of service over the period measured from April 5, 2003 through June 5, 2005. Additional information regarding features applicable to all options granted to Messrs. Dull, Manian and Ruehle is included in this proxy statement under the heading “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

(5)	The option vests and becomes exercisable for such shares in 48 successive equal monthly installments upon Mr. Dull’s completion of each month of service over the period measured from December 7, 2003; provided, however, that, all option shares shall immediately vest in full and become exercisable upon Mr. Dull’s death or disability. Additional information regarding features applicable to all options granted to Mr. Dull is included in this proxy statement under the heading “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

(6)	The option vests and becomes exercisable for such shares in 48 successive equal monthly installments upon Mr. Dull’s completion of each month of service over the period measured from December 12, 2003; provided, however, that, all option shares shall immediately vest in full and become exercisable upon Mr. Dull’s death or disability. Additional information regarding features applicable to all options granted to Mr. Dull is included in this proxy statement under the heading “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

(7)	Represents replacement options granted in exchange for unvested options with a higher exercise price that were surrendered and cancelled on May 5, 2003 in connection with Broadcom’s 2003 Option Exchange Program. The option vested and became exercisable for such shares in successive equal monthly installments upon Mr. Kiddoo’s completion of each month of service over the period measured from April 5, 2003 through January 5, 2004.

(8)	Represents replacement options granted in exchange for unvested options with a higher exercise price that were surrendered and cancelled on May 5, 2003 in connection with Broadcom’s 2003 Option Exchange Program. The option vests and becomes exercisable for such shares in 48 successive equal monthly installments upon Mr. Kiddoo’s completion of each month of service over the period measured from May 5, 2003.

(9)	The option vests and becomes exercisable for such shares in 48 successive equal monthly installments upon Mr. Kiddoo’s completion of each month of service over the period measured from January 1, 2003.

(10)	The option vests and becomes exercisable for such shares in 48 successive equal monthly installments upon the optionee’s completion of each month of service over the period measured from December 7, 2003. Additional information regarding features applicable to all options granted to Messrs. Manian and Ruehle is included in this proxy statement under the heading “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

(11)	The option vests and becomes exercisable for such shares in 48 successive equal monthly installments upon Mr. Kiddoo’s completion of each month of service over the period measured from December 12, 2003.

Aggregated Option Exercises and Fiscal Year End Values

      The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2003 Fiscal Year and unexercised options held by them at the end of that fiscal year. No stock appreciation rights were held or exercised by the Named Executive Officers during the 2003 Fiscal Year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares	Value	at Fiscal Year End(#)		at Fiscal Year End($)(2)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan E. Ross	80,000	$2,104,320	270,000	345,000	$4,271,000	$3,698,900
Henry T. Nicholas III, Ph.D.	—	—	333,333	—	0	0
Henry Samueli, Ph.D.	—	—	479,166	520,834	0	0
David A. Dull	135,000	3,353,036	408,658	533,336	6,392,653	3,510,358
Bruce E. Kiddoo	32,916	524,149	61,259	252,047	276,128	1,099,850
Vahid Manian	180,000	3,482,470	525,182	385,081	10,603,239	2,217,634
William J. Ruehle	—	—	922,917	727,083	15,446,925	10,785,155

(1)	Based on the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2)	Determined on the basis of the closing selling price per share of Class A common stock on the NASDAQ National Market on the last trading day of the 2003 Fiscal Year ($34.02 per share), less the option exercise price payable per share.

Option Exchange Programs

2001 Option Exchange and Supplemental Option Grant Program

      In May 2001 we implemented the 2001 Option Exchange Program to address the substantial loss in value of the outstanding stock options held by our employees and the increasing inability of those options to serve as a meaningful incentive for optionees to remain in Broadcom’s employ. Under the program, each employee who held outstanding options to purchase shares of our Class A common stock or Class B common stock with an exercise price in excess of $45.00 per share, under the 1998 Plan or certain other stock option plans maintained by Broadcom (including stock option plans assumed by Broadcom in connection with prior acquisitions), was given the opportunity to exchange those options for new options under the 1998 Plan for the same number of shares that would be granted at least six months and one day after the completion of the 2001 Option Exchange Program. Alternatively, employees could elect to retain any eligible options and receive supplemental options for a specified percentage of the shares covered by the retained options. Neither the Chief Executive Officer nor the Chief Technical Officer nor any other members of the Board were eligible to participate in the 2001 Option Exchange Program.

      On June 23, 2001 we accepted for exchange and cancellation options to purchase an aggregate of 18,716,811 shares of Broadcom’s common stock representing 43.8% of the options eligible to be tendered under the option exchange and supplemental option grant program. On December 24, 2001 Broadcom granted new options to purchase an aggregate of 18,616,372 shares of Class A common stock to replace the eligible options that had been tendered and cancelled under the program. The exercise price per share for the new options was $39.75, the closing selling price per share of Class A common stock on the grant date.

      In general, each option issued in exchange for a cancelled option vested and became exercisable for the option shares in accordance with the original vesting schedule in effect for the cancelled option.

2003 Option Exchange Program

      On April 7, 2003 we commenced the 2003 Option Exchange Program to address the substantial loss in value of the outstanding stock options held by our employees and the increasing inability of those options to serve as a meaningful incentive for optionees to remain in Broadcom’s employ. Under this program, each employee who held outstanding options to purchase shares of our Class A common stock or Class B common stock with an exercise price of $23.58 per share or more, under the 1998 Plan or certain other stock option plans maintained by Broadcom (including stock option plans assumed by Broadcom in connection with prior acquisitions), was given the opportunity (i) to exchange those options, to the extent vested, for vested shares of Class A common stock to be issued under the Stock Issuance Program in accordance with an exchange ratio established on the basis of, among other variables, the exercise price of those vested options, and/or (ii) to surrender and cancel the unvested balance of those options in exchange for new options, to be granted at least six months and one day later, for a number of shares of Class A common stock determined in accordance with an exchange ratio established on the basis of the exercise price of the unvested options. The new options were granted on November 10, 2003 with an exercise price of $35.12 per share, the closing selling price per share of the Class A common stock on the grant date. Neither the Chief Executive Officer nor the Chief Technical Officer nor any other members of the Board were eligible to participate in the 2003 Option Exchange Program.

      Each option that was tendered and accepted in the 2003 Option Exchange Program was cancelled upon the expiration date of the program, May 5, 2003. The shares of Class A common stock subject to tendered vested options were not available for reissuance under the 1998 Plan or any of Broadcom’s other existing stock option plans. However, the shares subject to tendered unvested options were added back to the share reserve under the 1998 Plan and became available for reissuance to fund the shares subject to the new options granted in exchange for those unvested options.

Unvested Options Exchanged in the 2003 Option Exchange Program

      In general, each new option issued in exchange for an unvested option vests and becomes exercisable for the option shares in accordance with the original vesting schedule in effect for the cancelled option. However, if the vesting commencement date for any exchanged option was later than May 5, 2003, the number of months over which the new option vests remained the same as that in effect for the exchanged option, but the vesting period is measured from May 5, 2003.

      On May 5, 2003 we accepted for exchange and cancellation unvested eligible options to purchase 20,086,234 shares of Class A or Class B common stock, with a weighted average exercise price of $50.93, representing 91.2% of the unvested options eligible to be tendered under the 2003 Option Exchange Program. Such cancelled unvested options included options to purchase 569,155 shares that were tendered by Named Executive Officers. In exchange, new options to purchase 18,301,676 shares of Class A common stock were granted on November 10, 2003. Such new options included options to purchase 557,706 shares that were granted to Named Executive Officers. The exercise price per share for the new options was $35.12, the closing selling price per share of Class A common stock on the grant date.

      The following table provides certain information concerning executive officers who tendered eligible options in the 2001 Option Exchange Program and/or eligible unvested options in the 2003 Option Exchange Program, the options that were cancelled pursuant to each of those programs, and the new options issued in replacement of those cancelled options. A number of the options cancelled in connection with the 2003 Option Exchange Program were previously issued as replacement options for higher-priced options cancelled under the 2001 Option Exchange Program. The members of the Board, the Chief Executive Officer and the Chief Technical Officer were ineligible to participate in either of the two option exchange programs. Except for the 2001 Option Exchange Program and the 2003 Option Exchange Program, we have not implemented any other option repricing or option cancellation/regrant programs.

TEN-YEAR OPTION REPRICINGS

		Number of				Length of
		Securities	Market			Original
		Underlying	Price of	Exercise	Exercise	Option Term
		Options at	Stock at	Price at	Price of	Remaining at
	Date of	Time of	Time of	Time of	Replacement	Date of
Name and Principal Position	Cancellation	Cancellation	Cancellation	Cancellation	Option	Cancellation

David A. Dull	06/23/01	150,000	$33.68	$118.375	$39.75	8.92 Years
Vice President of Business Affairs, General Counsel and Secretary	05/05/03	162,500	18.93	39.75	35.12	8.64 Years
Bruce E. Kiddoo	05/05/03	15,002	18.93	133.25	35.12	6.68 Years
Vice President and	05/05/03	20,000	18.93	118.375	35.12	7.06 Years
Corporate Controller	05/05/03	32,069	18.93	33.68	35.12	8.14 Years
Vahid Manian	06/23/01	100,000	33.68	118.375	39.75	8.92 Years
Vice President of Manufacturing Operations	05/05/03	204,167	18.93	39.75	35.12	8.64 Years
William J. Ruehle	06/23/01	100,000	33.68	118.375	39.75	8.92 Years
Vice President and Chief Financial Officer	05/05/03	135,417	18.93	39.75	35.12	8.64 Years

   Vested Options Exchanged in the 2003 Option Exchange Program

      As discussed above, in connection with the 2003 Option Exchange Program each employee who held outstanding vested options to purchase shares of Class A common stock or Class B common stock with an exercise price of $23.58 per share or more, under the 1998 Plan or certain other stock option plans maintained by Broadcom (including stock option plans assumed by us in connection with prior acquisitions), was given the opportunity to exchange those options, to the extent vested, for vested shares of the Class A common stock to be issued under the Stock Issuance Program in accordance with an exchange ratio established on the basis of, among other variables, the exercise price of those vested options. On May 5, 2003 the offer period ended and we accepted for exchange and cancellation 32,642,634 vested eligible options to purchase Class A or Class B common stock, with a weighted average exercise price of $48.59, representing 92.6% of the vested options eligible to be tendered under the 2003 Option Exchange Program. Of the options tendered, 201,781 were held by Named Executive Officers. In exchange we issued 8,574,033 fully vested, non-forfeitable shares of Class A common stock, of which 46,909 shares were issued to Named Executive Officers.

      The following table provides certain information concerning executive officers who tendered eligible vested options in the 2003 Option Exchange Program, the options that were cancelled pursuant to that program, and the number of vested shares of Class A common stock issued in exchange for those cancelled options. The shares were issued on May 5, 2003, when the fair market value of the Class A common stock was $18.93 per share. The members of the Board, the Chief Executive Officer and the Chief Technical Officer were ineligible to participate in this program.

SHARE ISSUANCES UNDER 2003 OPTION EXCHANGE PROGRAM

		Number of				Length of
		Securities	Market		# of Shares	Original
		Underlying	Price of	Exercise	Issued in	Option Term
		Options at	Stock at	Price at	Cancellation	Remaining at
	Date of	Time of	Time of	Time of	of Vested	Date of
Name and Principal Position	Cancellation	Cancellation	Cancellation	Cancellation	Shares	Cancellation

David A. Dull	05/05/03	68,750	$18.93	$39.75	18,229	8.64 Years
Vice President of Business Affairs, General Counsel and Secretary
Bruce E. Kiddoo	05/05/03	64,998	18.93	133.25	9,917	6.68 Years
Vice President and Corporate Controller	05/05/03	22,200	18.93	33.68	6,610	8.14 Years
Vahid Manian	05/05/03	45,833	18.93	39.75	12,153	8.64 Years
Vice President of Manufacturing Operations

Employment Contracts, Termination of Employment and Change in Control Arrangements

      No Named Executive Officer has an employment agreement with Broadcom that governs the length of his service. Accordingly, the employment of any such executive officer may be terminated at any time at the discretion of the Board. Broadcom has entered into a letter agreement with Mr. Ruehle that provides that Mr. Ruehle will be entitled to payment of his base salary and continued participation in employee benefit programs for one year in the event of an acquisition of Broadcom. Broadcom has entered into agreements with Mr. Dull providing that the unvested portion of Mr. Dull’s option grants to purchase a total of 200,000 shares of Class A common stock granted in December 2003 will immediately vest in full in the event of Mr. Dull’s death or disability. Broadcom has entered into agreements with Mr. Ross providing that the unvested portion of Mr. Ross’ option grants to purchase a total of 750,000 shares of Class A common stock, granted in the period November 2002 through January 2004, will immediately vest in full if Mr. Ross remains in Broadcom’s employ until such time as Broadcom hires or promotes another individual to replace him as the President and Chief Executive Officer.

      In March 2004 the Compensation Committee affirmed an arrangement with each of Messrs. Dull, Manian and Ruehle providing that in the event that the employment of any such officer is terminated by Broadcom other than for cause or by the officer for good reason within nine months following the replacement of the current Chief Executive Officer by another individual, then such officer will receive (i) one year’s additional salary at his then-current rate as severance pay; (ii) continuation of all fringe benefits at Broadcom’s expense through the first anniversary of the effective date of such termination; (iii) accelerated vesting as to all of his outstanding options to purchase shares of Broadcom’s common stock, and any other outstanding equity grants, that would otherwise vest during the period ending upon the second anniversary of the effective date of such termination; and (iv) an extension of the period within which he may exercise any or all of his outstanding vested options to purchase shares of Broadcom’s common stock, and any other outstanding vested equity grants, and any stock options or other equity grants as to which vesting may have been accelerated, through the second anniversary of the effective date of such termination. Such arrangements are applicable to all stock options currently held by and any future stock option or other equity grants made to Messrs. Dull, Manian and Ruehle, respectively. Details of the arrangements are being finalized. In addition the Compensation Committee is considering, but has not yet determined, the extent to which provisions corresponding to those described in (i) through (iv) above would apply in the event the employment of an officer is terminated following a change of control of Broadcom and if so whether we should provide for the reimbursement of potential excise taxes under Section 280G of the Code.

      The Compensation Committee in its administrative capacity under the 1998 Plan has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer, or any unvested share issuances actually held by such individual, in connection with certain changes in control of Broadcom or the subsequent termination of the officer’s employment following a change in control event.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee currently consists of Messrs. Farinsky, Major, Switz and Wolfen. None of the members of the Compensation Committee were officers or employees of Broadcom at any time during the 2003 Fiscal Year or at any other time. During the 2003 Fiscal Year no current executive officer of Broadcom served as a member of the board of directors or compensation committee of any other entity whose executive officer(s) served on Broadcom’s Board or Compensation Committee.

      The following Compensation Committee Report, Audit Committee Report and Stock Performance Graph are not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report, Audit Committee Report and Stock Performance Graph shall not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation programs for the executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. The Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

      General Compensation Policy. The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package consists of two elements: (i) a base salary that is substantially below market for most of the executive officers and (ii) long-term, stock-based incentive awards designed to align and strengthen the mutuality of interests between the executive officers and the shareholders.

      Factors. The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2003 Fiscal Year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, or create different compensation elements, for future fiscal years. The Company retained the services of independent experts to assist the Compensation Committee in assessing the overall competitiveness of the compensation packages provided to the Company’s executive officers and in designing the compensation packages for such officers for the fiscal year ending December 31, 2004. No decision has been made on the 2004 compensation packages for executive officers.

      Base Salary and Bonus. The base salary for each executive officer is, in general, established on the basis of relative parity with other executive officers of the Company. The Compensation Committee’s normal policy is to target base salary levels below the median of the estimated base salary levels paid for similar positions at peer companies to reflect the fact that each executive officer’s overall compensation consists primarily of an equity interest in the Company. The philosophy behind this strategy is to have a very substantial portion of each executive officer’s financial rewards tied to the Company’s performance and stock price appreciation to provide a greater incentive to create value for the Company’s shareholders. However, when Mr. Ross first became an executive officer in November 2002, his tenure as an employee was envisioned to be interim and accordingly, his compensation was initially established based upon the daily rates that he had received as a consultant to other companies. Additionally, due to the short time period originally contemplated for Mr. Ross’ employment with the Company, in setting his compensation for the 2003 Fiscal Year the Compensation Committee thought it more appropriate to take into account the levels of cash compensation paid to executive officers with similar responsibilities at companies with which the Company competes for executive talent. Accordingly, the base salary and bonus for Mr. Ross were set at a more competitive cash level than those of the Company’s other executive officers, although Mr. Ross’ cash compensation remains below the median of the estimated cash compensation paid to other CEOs at peer companies. The Compensation Committee believed that such a course of action was necessary in light of Mr. Ross’ immediate availability in a demanding situation, the substantial decline in the market price of the Company’s stock over the preceding few years, and the need to provide a more balanced package of cash and equity to attract the high level of executive talent the Company needs for its long-term financial success.

      Long-Term Incentives. To date, long-term incentives for the Company’s executive officers have consisted solely of grants of options to purchase the Company’s common stock. Generally, stock option grants are made annually by the Compensation Committee to certain of the Company’s executive officers. Each grant is designed to align and strengthen the interests of the executive officer with those of the shareholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the fair market value on the grant date) over a specified period (up to ten years). Each option generally vests and becomes exercisable in a series of installments over a four year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

      The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods, and his or her potential for future responsibility and promotion over the term of the option. The Compensation Committee also takes into account the number and value of unvested options already held by the executive officer to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

      CEO Compensation. Dr. Nicholas served as the Company’s Chief Executive Officer (“CEO”) until January 23, 2003 and received no cash compensation for his service during the 2003 Fiscal Year. However, Dr. Nicholas remained Co-Chairman and a member of the Board of Directors until the 2003 Annual Shareholders Meeting. As of such date, Dr. Nicholas had vested in 333,333 shares of the option granted to him on March 1, 2002. The Compensation Committee has extended the period during which Dr. Nicholas may exercise the vested portion of that option through May 21, 2004.

      Upon his election as Chief Operating Officer in November 2002, the Compensation Committee set Mr. Ross’ initial cash compensation at a rate of $2,000 per day. Additionally, Mr. Ross was granted an option to purchase 250,000 shares of Class A common stock at an exercise price of $15.45 per share on November 15, 2002. Twenty percent of the shares subject to that option were vested and immediately exercisable on the grant date. The remaining shares vest in equal installments of 15,000 shares at the end of each calendar month beginning January 2003. Mr. Ross continued to be compensated at such daily rate after his election as Chief Executive Officer in January 2003. In July 2003 the Compensation Committee approved a compensation package for the 2003 Fiscal Year for Mr. Ross. His annual base salary was set at $520,000, and the Compensation Committee authorized a cash bonus of $250,000, paid to Mr. Ross in November 2003 upon his completion of one year of service as an executive officer. In July 2003 the Compensation Committee also granted Mr. Ross an option to acquire 250,000 shares of the Company’s Class A common stock with an exercise price of $20.17 per share. The option vests at the rate of 15,000 shares per month of service, beginning in March 2004. However, in the event Mr. Ross continues in the Company’s employ until such time as another individual replaces him as CEO, then that option, together with the option granted to him in November 2002, will immediately vest in full and become exercisable for all the option shares. As indicated above, it was the intention of the Compensation Committee in designing Mr. Ross’ cash and equity compensation package to provide him with a total compensation package that the Compensation Committee believed would be competitive with that afforded chief executive officers of similarly-sized companies.

      In January 2004 the Compensation Committee granted Mr. Ross an option to acquire an additional 250,000 shares of Class A common stock with an exercise price of $36.78 per share. The option vests in a series of 48 successive equal monthly installments upon Mr. Ross’ completion of each month of service over the period measured from the grant date. The option has the same vesting acceleration provision as that described above with respect to Mr. Ross’ November 2002 and July 2003 option grants.

      CTO Compensation. For the 2003 Fiscal Year the annual base salary of Dr. Samueli, the Company’s Chief Technical Officer (“CTO”), remained at the nominal level of $1.00 in accordance with his voluntary agreement to maintain his base salary at that amount. Dr. Samueli continued to vest in the option granted to him in March 2002 to acquire 1,000,000 shares of Class A common stock at an exercise price of $35.06 per share, which option vests in a series of 48 successive equal monthly installments upon Dr. Samueli’s completion of each month of service to the Company over the period measured from January 1, 2002.

      2003 Option Exchange Program. In April 2003 the Compensation Committee authorized the implementation of a special option exchange program to address the substantial loss in value of the outstanding stock options held by the Company’s employees and the increasing inability of those options to serve as a meaningful incentive for optionees to remain in the Company’s employ. Under this program, each employee who held outstanding options to purchase shares of our Class A common stock or Class B common stock with an exercise price of $23.58 or more, under the 1998 Plan or certain other stock option plans maintained by the Company (including stock option plans assumed by the Company in connection with prior acquisitions), was given the opportunity (i) to exchange those options, to the extent vested, for vested shares of the Company’s Class A common stock issued under the Stock Issuance Program of the Company’s 1998 Stock Incentive Plan in accordance with an exchange ratio established on the basis of, among other variables, the exercise price of those vested options, and/or (ii) to surrender and cancel the unvested balance of those options in exchange for new options, to be granted at least six months and one day later, for a number of shares of Class A common stock determined in accordance with an exchange ratio established on the basis of the exercise price of the unvested options. The new options were granted November 10, 2003 with an exercise price of $35.12 per share, the closing selling price per share of the Class A common stock on the grant date. Neither Dr. Nicholas, Dr. Samueli nor Mr. Ross nor any other member of the Company’s Board were eligible to participate in the 2003 Option Exchange Program.

      Each option that was tendered and accepted in the 2003 Option Exchange Program was cancelled upon the expiration date of the program, May 5, 2003. The shares of Class A common stock subject to tendered vested options were not available for reissuance under the 1998 Plan or any of the other existing stock option plans of the Company. However, the shares subject to tendered unvested options were added back to the share reserve under the 1998 Plan and became available for reissuance to fund the shares subject to the new options granted in exchange for those unvested options.

      In general, each new option issued in exchange for an unvested option vests and becomes exercisable for the option shares in accordance with the original vesting schedule in effect for the cancelled option. However, if the vesting commencement date for any exchanged option was later than May 5, 2003, the number of months over which the new option vests remained the same as that in effect for the exchanged option, but the vesting period is measured from May 5, 2003.

      The Compensation Committee believed that the two components of the 2003 Option Exchange Program (the exchange of vested options for vested shares and the exchange of unvested options for new option grants) were necessary because equity incentives form a critical component of the compensation package provided to key employees of the Company and play a substantial role in the Company’s ability to retain the services of individuals essential to the Company’s long-term financial success. The Compensation Committee believed that the first component of the program (vested options exchanged for vested shares) was necessary to provide the Company’s employees with a demonstration of the financial benefits of equity ownership, particularly those employees who joined the Company when stock market indices and the market price of the Company’s stock were substantially higher and were granted options that became out-of-the-money before they vested so that those employees never had the opportunity to realize any financial benefit from their options. The Compensation Committee also believed that a return on those vested options in the form of vested shares of Class A common stock issued under the program was appropriate because those options represented a significant portion of the compensation package provided to the employees and were granted in lieu of higher base salaries or cash bonuses that otherwise would have been required to maintain a competitive level of employee compensation.

      The Compensation Committee believed the second component of the 2003 Option Exchange Program (unvested options exchanged for new options) was essential because the Company’s ability to retain key employees would be significantly impaired unless replacement options with an exercise price reflective of current market conditions were granted to those employees. However, to assure that this component of the 2003 Option Exchange Program would serve its primary purposes of assuring the continued service of key employees and helping to create shareholder value, the Compensation Committee imposed several limitations. First, no participant was eligible to receive a replacement option for his or her cancelled option unless that individual continued in the Company’s employ until the grant date of the replacement option, which occurred more than six months after the cancellation date. To assure that the replacement option would not be treated as a variable award for financial accounting purposes, which would otherwise have a negative impact upon the Company’s earnings, no replacement option was granted within six months and a day after the cancellation of the option submitted for exchange. In addition, each replacement option generally vests in accordance with the original vesting schedule in effect for the cancelled option. As a result, the optionee will only have the opportunity to acquire all the shares subject to the replacement option if he or she remains in the Company’s employ through the end of that vesting period.

      As a result of the deferred grant date for the replacement options and the continuation of the existing vesting schedules for those options, the Compensation Committee believed that this component of the 2003 Option Exchange Program struck an appropriate balance between the interests of the Company’s employees and those of the shareholders. The replacement options provided an opportunity for executive officers and other employees essential to the Company’s long-term financial success to restore value to the equity component of their compensation packages. However, those individuals will enjoy the benefits of their replacement options only if they in fact remain in the Company’s employ and contribute to the Company’s financial success in a manner that creates shareholder value in the form of increases to the market value of the Company’s common stock.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2003 Fiscal Year did not exceed the $1.0 million limit per officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company’s executive officers for the year ending December 31, 2004 within that limit. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee does not expect to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level. The 1998 Plan has been structured so that substantially all of the compensation deemed paid in connection with the exercise of option grants made under the 1998 Plan with an exercise price equal to or greater than the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. However, certain option grants made to one or more of the Company’s executive officers in years prior to the 2003 Fiscal Year may not qualify as performance-based compensation, and the Company’s ability to deduct the compensation deemed paid upon the exercise of those options will be subject to the $1.0 million limitation.

      It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company’s shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short term and long term.

      Submitted by the Compensation Committee of the Board:

Werner F. Wolfen, Chairman
George L. Farinsky
John Major*
Robert E. Switz*

*	Mr. Major joined the Board and became a member of the Compensation Committee in January 2003. Mr. Switz joined the Board in May 2003 and became a member of the Compensation Committee in July 2003.

AUDIT COMMITTEE REPORT

      The following is the report of the Audit Committee with respect to the Company’s audited 2003 financial statements, which include the consolidated balance sheets of the Company as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2003, and the notes thereto.

      Composition and Charter. The Audit Committee of the Board currently consists of four directors, all of whom qualify as “independent” under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Mr. Farinsky, who serves as Chairman of the Audit Committee, and Messrs. Major, Switz and Wolfen. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

      Responsibilities. The Audit Committee assists the Board in fulfilling its oversight responsibility by supervising and reviewing (i) the conduct of the accounting and financial reporting process and the integrity of the financial statements provided to shareholders and others; (ii) the functioning of the systems of internal accounting and financial controls; (iii) the engagement, compensation, performance, qualifications and independence of the independent auditors; and (iv) the portions of the Code of Ethics that relate to the integrity of accounting and financial reporting.

      It is not the duty of the Audit Committee to plan or conduct audits or to prepare the Company’s financial statements. Management is responsible for preparing the financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent auditors are responsible for auditing those financial statements and expressing their opinion as to whether the financial statements present fairly in accordance with generally accepted accounting principles the Company’s financial condition, results of operations and cash flows. However, the Audit Committee does consult with management and the independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs.

      In the absence of their possession of a reason to believe that such reliance is unwarranted, the members of the Audit Committee necessarily rely on the information provided to them by and on the representations made by management and the outside auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

      Review with Management and Independent Auditors. The Audit Committee has reviewed and discussed the audited financial statements (including the quality of the Company’s accounting principles) with management and the independent auditors, Ernst & Young LLP. In addition, the Audit Committee has consulted with management and Ernst & Young LLP prior to recommending to the Board the presentation of the financial statements to the shareholders. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, together with the guidelines established by the SEC and the Sarbanes-Oxley Act, including, among other items, matters related to the conduct by the independent auditors of the audit of the consolidated financial statements. Ernst & Young LLP has provided the Audit Committee the written disclosures and the letter required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Ernst & Young LLP its independence, including whether its provision of non-audit services has compromised such independence.

      Conclusion and Reappointment of Independent Auditors. Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC, and in March 2004 reappointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

      Submitted by the Audit Committee of the Board:

George L. Farinsky, Chairman
John Major*
Robert E. Switz*
Werner F. Wolfen

*	Mr. Major joined the Board and became a member of the Audit Committee in January 2003. Mr. Switz joined the Board in May 2003 and became a member of the Audit Committee in July 2003.

STOCK PERFORMANCE GRAPH

      The graph below shows a comparison of cumulative total shareholder returns for our Class A common stock with the cumulative total return on the S&P 500® Index, the NASDAQ Stock Market (U.S.) Index and the Philadelphia Semiconductor Index over the five year period ended December 31, 2003.

      The graph assumes $100 invested in our Class A common stock on December 31, 1998 and in the S&P 500 Index, the NASDAQ Stock Market (U.S.) Index and the Philadelphia Semiconductor Index, and the reinvestment of all dividends. We have not paid or declared any cash dividends on our Class A common stock. Shareholder returns over the indicated period should not be considered indicative of future stock prices or shareholder returns.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

AMONG BROADCOM CORPORATION, THE S&P 500® INDEX,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND
THE PHILADELPHIA SEMICONDUCTOR INDEX

Certain Transactions

      Since January 1, 2003 there has not been any transaction or series of related transactions to which Broadcom was or is a party involving an amount in excess of $60,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of Broadcom’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

      Indemnification Agreements with Directors and Officers. In addition to the indemnification provisions contained in our Amended and Restated Articles of Incorporation and Bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements require Broadcom, among other things, to indemnify each such director or officer against expenses (including attorneys’ fees), judgments, fines and settlements (collectively, “Liabilities”) paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as a director or officer (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by Broadcom. Pursuant to these agreements, we may advance expenses and indemnify, and in certain cases are required to advance expenses and indemnify, our officers and directors for certain Liabilities incurred in connection with or related to the purported consolidated shareholder class action currently pending against Broadcom, In re: Broadcom Corp. Securities Litigation, as well as the purported shareholder derivative actions and the Arenson, et al. v. Broadcom Corp., et al. lawsuit that are based on similar allegations. Additional information regarding these lawsuits in contained in this proxy statement under the heading “Proposal One: Election of Directors — Pending Litigation Involving Directors.”

      Extension of Exercise Period of Dr. Nicholas’ Option Grant. Dr. Nicholas served as President and Chief Executive Officer from the Company’s inception until January 23, 2003 and continued as a member of the Board until the 2003 Annual Meeting of Shareholders. As a result, he vested in 333,333 shares subject to the option grant made to him on March 1, 2002 with an exercise price of $35.06 per share. The Compensation Committee has extended the period during which Dr. Nicholas may exercise the vested portion of that option through May 21, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      The members of our Board, our executive officers and persons who beneficially own more than 10% of Broadcom’s outstanding common stock are subject to the requirements of Section 16(a) of the Exchange Act, which require them to file reports with the SEC with respect to their ownership and changes in their ownership of the Class A common stock and other derivative Broadcom securities. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their 2003 Fiscal Year transactions in the common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2003 Fiscal Year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

Shareholder Proposals for the 2005 Annual Meeting of Shareholders

      In the event that a shareholder desires to have a proposal considered for presentation at the 2005 Annual Meeting of Shareholders, and included in our proxy statement and form of proxy card used in connection with such meeting, the proposal must be forwarded in writing to Broadcom’s Secretary so that it is received no later than November 29, 2004. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

      If a shareholder, rather than including a proposal in the proxy statement as discussed above, commences his or her own proxy solicitation for the 2005 Annual Meeting of Shareholders or seeks to nominate a candidate for election as a director or to propose business for consideration at such meeting, we must receive notice of such proposal on or before February 12, 2005. If the notice is not received on or before February 12, 2005, it will be considered untimely under Rule 14a-4(c)(1) promulgated under the Exchange Act, and Broadcom will have discretionary voting authority under proxies solicited for the 2005 Annual Meeting of Shareholders with respect to such proposal, if presented at the meeting.

      Please address any shareholder proposals or notices of proposals to Broadcom’s Secretary at our principal executive offices, located at 16215 Alton Parkway, Irvine, California 92618-3616.

2003 Annual Report to Shareholders

      A copy of our 2003 Annual Report to Shareholders has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The 2003 Annual Report to Shareholders is not incorporated into this proxy statement and is not considered proxy solicitation material.

Form 10-K for the 2003 Fiscal Year

      On March 15, 2004 we filed with the SEC an Annual Report on Form 10-K for the 2003 Fiscal Year. The Form 10-K has been reprinted as part of our 2003 Annual Report to Shareholders. Shareholders may also obtain a copy of the Form 10-K and any of our other SEC reports, free of charge, from the SEC’s website at www.sec.gov or from our website at www.broadcom.com/investors, or by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS
David A. Dull
Irvine, California	Vice President of Business Affairs,
March 29, 2004	General Counsel and Secretary

APPENDIX A

BROADCOM CORPORATION
1998 STOCK INCENTIVE PLAN

AMENDED AND RESTATED EFFECTIVE MARCH 23, 2004

ARTICLE ONE

GENERAL PROVISIONS

     I. PURPOSE OF THE PLAN

          This amended and restated 1998 Stock Incentive Plan is intended to promote the interests of Broadcom Corporation, a California corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

          All share numbers in this March 2004 amendment and restatement reflect the two-for-one splits of the Common Stock that were effected on February 17, 1999 and February 11, 2000 through the payments of dividends of one additional share of Common Stock for every share of Common Stock outstanding on February 5, 1999 and January 31, 2000, respectively.

     II. STRUCTURE OF THE PLAN

          A. The Plan is divided into five equity incentive programs:

               - the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

               - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

               - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other share right awards that vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

               - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

               - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

          B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary grants or stock issuances to members of the Primary Committee must be authorized and approved by a disinterested majority of the Board.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options, stock appreciation rights, stock issuances or other stock-based awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any stock option, stock appreciation right, stock issuance or other stock-based award thereunder.

          D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

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          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

     IV. ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Grant and Stock Issuance Programs are as follows:

               (i) Employees,

               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

          C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the grant of stock options or stock appreciation rights under the Discretionary Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of a granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option or stock appreciation right is to become exercisable, the vesting schedule (if any) applicable to the grant and the maximum term for which the grant is to remain outstanding and (ii) with respect to stock issuances or other stock-based awards under the Stock Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule (if any) applicable to the shares subject to such issuance or award and the consideration for such shares.

          D. The Plan Administrator shall have the absolute discretion either to grant options or stock appreciation rights in accordance with the Discretionary Grant Program or to effect stock issuances or other stock-based awards in accordance with the Stock Issuance Program.

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          E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation’s shareholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Shareholders Meetings held after the Underwriting Date, including any individuals who first became non-employee Board members prior to such Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

          F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

     V. STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to the automatic share increase provisions of Section V.B. of this Article One and any additional shares authorized by the vote of the Board and approved by the shareholders, the number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 222,184,480 shares.1 Such reserve includes an additional increase of 12,000,000 shares authorized by the Board March 23, 2004, subject to shareholder approval at the 2004 Annual Meeting of Shareholders (the “2004 Annual Meeting”). To the extent any unvested shares of Common Stock outstanding under the Predecessor Plans as of the Plan Effective Date are subsequently repurchased by the Corporation, at the option exercise price paid per share, in connection with the holder’s termination of Service prior to vesting in those shares, the repurchased shares shall be added to the reserve of Common Stock available for issuance under the Plan, but in no event shall such addition exceed 18,000,000 shares.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2000, by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 18,000,000 shares.

          C. No one person participating in the Plan may receive stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock-based awards (whether in the form of restricted stock units or other share right awards) for more than 6,000,000 shares of Common Stock in the aggregate per calendar year.

[1]	The Common Stock issuable under the Plan shall be Class A Common Stock, except to the extent such stock is to be issued upon the exercise of outstanding options incorporated from the Predecessor Plans. For those options, the issuable stock shall be Class B Common Stock.

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          D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) or other awards made under the Plan shall be available for subsequent issuance under the Plan to the extent (i) those options or awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those options or awards or (ii) the awards are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. All shares that become available for reissuance under the Plan, including the shares of Class B Common Stock subject to the outstanding options incorporated into this Plan from the Predecessor Plans that expire or terminate unexercised and any unvested shares of Class B Common Stock repurchased by the Corporation pursuant to its repurchase rights, shall be issuable solely as Class A Common Stock. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock, the authorized reserve of Common Stock under the Plan shall be reduced only by the net number of shares issued under the exercised stock option. Should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the Stock Issuance Program, the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares issued under the exercised stock option or stock appreciation right or the net number of fully-vested shares issued under the Stock Issuance Program. Such withholding shall in effect constitute a cash bonus under the Plan, payable directly to the applicable taxing authorities on behalf of the individual concerned, in an amount equal to the Fair Market Value of the withheld shares, and shall not be treated as an issuance and immediate repurchase of those shares.

          E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option or stock appreciation right under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans, (vi) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan, (vii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One

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and (viii) the maximum number and/or class of securities that may be added to the Plan through the repurchase of unvested shares issued under the Predecessor Plans. Such adjustments to the outstanding options, stock appreciation rights or other stock-based awards are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under those options, stock appreciation rights or other stock-based awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

     I. OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A. Exercise Price.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

          (i) cash or check made payable to the Corporation,

          (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

          (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

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          C. Effect of Termination of Service.

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

               (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

               (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

               (iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

               (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which that option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

                          2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

          (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

          (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

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          D. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

               (i) Incentive Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

               (ii) Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

               (iii) Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

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     II. INCENTIVE OPTIONS

          The terms specified below, together with any additions, deletions or changes thereto imposed from time to time pursuant to the provisions of the Code governing Incentive Options, shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

          A. Eligibility. Incentive Options may only be granted to Employees.

          B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options that become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          D. 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

     III. STOCK APPRECIATION RIGHTS

          A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

          B. Types. Three types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”), (ii) stand-alone stock appreciation rights (“Stand-alone Rights”) and (iii) limited stock appreciation rights (“Limited Rights”).

          C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

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               1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in that the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

               2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

          D. Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights under this Article Two:

               1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

               2. The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

               3. Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except to one or more Family Members of the holder or to a trust established for the

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holder and/or such Family Members, to the extent such assignment is in connection with the holder’s estate plan or pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

               4. The distribution with respect to an exercised Stand-alone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               5. The holder of a Stand-alone Right shall have no shareholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

          E. Limited Rights. The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

               1. One or more Section 16 Insiders may, in the Plan Administrator’s sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

               2. Upon the occurrence of a Hostile Tender-Offer, the Section 16 Insider shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Tender-Offer) to surrender each option with such a Limited Right to the Corporation. The Section 16 Insider shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Tender-Offer Price of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for those vested shares. Such cash distribution shall be made within five (5) days following the option surrender date.

               3. The Plan Administrator shall pre-approve, at the time such Limited Right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section III. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

          F. Post-Service Exercise. The provisions governing the exercise of Tandem, Stand-alone and Limited Stock Appreciation Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program.

          G. Net Counting. Upon the exercise of any Tandem, Stand-alone or Limited Right under this Section III, the share reserve under Section V of Article One shall only be reduced by the net number of shares actually issued by the Corporation upon such exercise, and not by the gross number of shares as to which such Tandem, Stand-alone or Limited Right is

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exercised. Accordingly, upon the exercise of any such stock appreciation right, the number of shares available for issuance under the Plan shall increase by the amount by which the shares subject to that exercised stock appreciation right exceeds the number of shares actually issued in connection with the exercise.

     IV. CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. No option or stock appreciation right outstanding at the time of a Change in Control shall vest and become exercisable on an accelerated basis if and to the extent: (i) that option or stock appreciation right is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, (ii) such option or stock appreciation right is replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the Change in Control on the shares of Common Stock as to which the option or stock appreciation right is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those shares or (iii) the acceleration of such option or stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of the option grant. However, if none of the foregoing conditions are satisfied, then each option or stock appreciation right outstanding at the time of the Change in Control but not otherwise exercisable as to all the shares at the time subject to that option or stock appreciation right shall automatically accelerate so that each such option and stock appreciation right shall, immediately prior to the effective date of the Change in Control, vest and become exercisable as to all the shares of Common Stock at the time subject to that option or stock appreciation right and may be exercised as to any or all of those shares as fully vested shares of Common Stock.

          B. All outstanding repurchase rights under the Discretionary Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Change in Control, all outstanding options and stock appreciation rights under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

          D. Each option that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. In the event outstanding Stand-alone Rights are to

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be assumed in connection with a Change in Control transaction or otherwise continued in effect, the shares of Common Stock underlying each such Stand-alone Right shall be adjusted immediately after such Change in Control to apply to the number and class of securities into which those shares of Common Stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the base price per share in effect under each outstanding Stand-alone Right, provided the aggregate base price shall remain the same , (iii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iv) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year, (v) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the automatic share increase provisions of the Plan and (vi) the maximum number and class of securities that may be added to the Plan through the repurchase of unvested shares issued under the Predecessor Plans. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options or stock appreciation rights under the Discretionary Grant Program, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Change in Control, vest and become exercisable as to all the shares at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those options or stock appreciation rights are to be assumed or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate at the time of such Change in Control and shall not be assignable to successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Change in Control.

          F. The Plan Administrator shall have full power and authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall immediately vest and become exercisable as to all of the shares at the time subject to those options or stock appreciation rights in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options or stock appreciation rights do not otherwise vest on an accelerated basis. Any options or stock appreciation rights so

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accelerated shall remain exercisable as to fully vested shares until the expiration or sooner termination of their term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

          G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Hostile Take-Over, vest and become exercisable as to all the shares at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options or stock appreciation rights under the Discretionary Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the Involuntary Termination of the Optionee’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over. Each option or stock appreciation rights so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of the term.

          H. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          I. The outstanding options and stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     V. EXCHANGE/REPRICING PROGRAMS

          A. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding options or stock appreciation right under the Discretionary Grant Program (including outstanding options transferred from the Predecessor Plan) and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of Common Stock but with an exercise or base price per share not less than the Fair Market Value per share of Common Stock on the new grant date or (ii) cash or shares of Common Stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights.

15.

          B. The Plan Administrator shall also have the authority, exercisable at any time and from time to time, with the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to a price not less than the then current Fair Market Value per share of Common Stock or issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.

16.

ARTICLE THREE

SALARY INVESTMENT OPTION GRANT PROGRAM

     I. OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designee) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

     II. OPTION TERMS

          Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

          A.     Exercise Price.

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A ÷ (B x 66-2/3%), where

               X is the number of option shares,

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               A is the dollar amount of the reduction in the Optionee’s base salary for the calendar year to be in effect pursuant to this program, and

               B is the Fair Market Value per share of Common Stock on the option grant date.

          C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee’s completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D. Effect of Termination of Service. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of the option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Service. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     III. CHANGE IN CONTROL/ HOSTILE TAKE-OVER

          A. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of such Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. Any option so assumed or continued in effect shall remain exercisable for the fully-vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a subsequent Change in Control or (iv) the surrender of the option in connection with a Hostile Take-Over.

18.

          B. In the event of a Hostile Take-Over while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of such Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a Change in Control or (iv) the surrender of the option in connection with that Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

          D. Each option that is assumed in connection with a Change in Control or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Salary Investment Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

19.

     IV. REMAINING TERMS

          The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Grant Program.

20.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

     I. STOCK ISSUANCE TERMS

          A. Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

          B. Issue Price.

               1. The price per share at which shares of Common Stock may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

     (i) cash or check made payable to the Corporation;

     (ii) past services rendered to the Corporation (or any Parent or Subsidiary); or

     (iii) any other valid form of consideration permissible under the California General Corporation Law at the time such shares are issued.

     C. Vesting Provisions.

          1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units that entitle the recipients to receive the shares

21.

underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

               2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more stock issuances or restricted stock unit or share right awards so that the shares of Common Stock subject to those issuances or awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria (all as the Plan Administrator may in its sole discretion define in accordance with applicable accounting principles and standards): (i) return on total stockholder equity; (ii) earnings per share of Common Stock; (iii) net income (before or after taxes) or operating income; (iv) earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

               3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               4. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any shareholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and

22.

the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

               5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same form of consideration as the Participant paid for the surrendered shares.

               6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m).

               7. Outstanding share right awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards or units which were at the time of grant intended to qualify as performance-based compensation under Code Section 162(m).

     II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

23.

          B. Each outstanding restricted stock unit or share right award assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time.

          C. The Plan Administrator shall have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control transaction.

          D. The Plan Administrator shall also have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

          E. The Plan Administrator’s authority under Paragraphs C and D of this Section II shall also extend to any stock issuances, restricted stock units or other share right awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those issuances, units or awards pursuant to Paragraph C or D of this Section II may result in their loss of performance-based status under Code Section 162(m).

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ARTICLE FIVE

AUTOMATIC OPTION GRANT PROGRAM

     I. OPTION TERMS

          A. Grant Dates. Option grants shall be made on the dates specified below:

               1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after March 7, 2002 shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 100,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.2 Such individual shall receive an additional 100,000-share option grant once every four (4) years thereafter during his or her period of continued service as an Eligible Director. Each such additional 100,000-share grant shall be made immediately upon his or her completion of each subsequent four (4)-year period of continued service as an Eligible Director.3

               2. On the date of the 2002 Annual Shareholders Meeting, each individual with at least four (4) years of continuous service as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase 100,000 shares of Common Stock. Each such individual shall receive an additional 100,000-share option grant once every four (4) years thereafter during his or her period of continued service as an Eligible Director. Each such additional 100,000-share grant shall be made immediately upon his or her completion of each subsequent four (4)-year period of continued service as an Eligible Director,4 with such service to be measured from the starting point of the April 25, 2002 Annual Shareholders Meeting.

               3. If a continuing non-employee Board member has not, as of the date of the 2002 Annual Shareholders Meeting, completed at least four (4) years of continuous service as an Eligible Director, then that individual shall receive his or her 100,000-share grant immediately upon his or her completion of four (4) years of service in such capacity. Such individual shall receive an additional 100,000-share option grant once every four (4) years thereafter during his or her period of continued service as an Eligible Director. Each such

[2] Prior to April 21, 2000, the initial grant to a newly elected or appointed non-employee Board member was for 160,000 shares, as adjusted for the two 2-for-1 splits of the Common Stock.

[3] The four (4)-year period for calculating the new 100,000-share renewal grant shall be suspended during any period the Eligible Director serves as an executive officer or other employee of the Corporation or any Parent or Subsidiary.

[4] The four (4)-year period for calculating the new 100,000-share renewal grant shall be suspended during any period the Eligible Director serves as an executive officer or other employee of the Corporation or any Parent or Subsidiary.

25.

additional 100,000-share grant shall be made immediately upon his or her completion of each subsequent four (4)-year period of continued service as an Eligible Director. 5

               4. On the date of each annual meeting of shareholders, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular annual meeting of shareholders, shall automatically be granted a Non-Statutory Option to purchase 15,000 shares of Common Stock, whether or not that individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 15,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service. Such grant shall be in addition to any 100,000-share option grant to which such individual may be entitled to receive in the same year as that Annual Shareholders Meeting pursuant to the provisions of paragraphs A.1 through A.3 above.

          B. Exercise Price.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

          D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each 100,000-share grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee’s completion of each year of service as a Board member over the four (4)-year period measured from the option grant date. The shares subject to each annual 15,000-share option grant shall vest, and the Corporation’s repurchase right shall lapse, upon the earlier of (i) the Optionee’s completion of

[5] The four (4)-year period for calculating the new 100,000-share renewal grant shall be suspended during any period the Eligible Director serves as an executive officer or other employee of the Corporation or any Parent or Subsidiary.

26.

the one (1)-year period of Board service measured from the grant date or (ii) the Optionee’s continuation in Board service through the day immediately preceding the date of the first annual meeting of shareholders following the annual meeting of shareholders at which such option was granted.6

          E. Limited Transferability of Options. Each option under this Article Five may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for Optionee and/or for one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

          F. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

     (i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

     (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

     (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

[6] This vesting schedule shall be in effect for each 15,000-share option granted pursuant to Section I.A.4 of this Article Five at or after the 2004 Annual Shareholders Meeting.

27.

               (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     II. CHANGE IN CONTROL/ HOSTILE TAKE-OVER

          A. In the event of any Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

          B. In the event of a Hostile Take-Over while the Optionee remains a Board member, the shares of Common Stock at the time subject to each option outstanding under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with that Hostile Take-Over.

          C. All outstanding repurchase rights under the Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

          D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

28.

          E. Each option that is assumed in connection with a Change in Control or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Grant Program.

29.

ARTICLE SIX

DIRECTOR FEE OPTION GRANT PROGRAM

     I. OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation’s Chief Financial Officer prior to the first day of the calendar year for which the annual retainer fee that is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee that is the subject of that election would otherwise be payable in cash.

     II. OPTION TERMS

          Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

          A. Exercise Price.

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A ÷ (B x 66-2/3%), where

               X is the number of option shares,

               A is the portion of the annual retainer fee subject to the non-employee Board member’s election, and

30.

               B is the Fair Market Value per share of Common Stock on the option grant date.

          C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee’s completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D. Limited Transferability of Options. Each option under this Article Six may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for Optionee and/or one or more such Family Members, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Six, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

          E. Termination of Board Service. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

          F. Death or Permanent Disability. Should the Optionee’s service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. In the event of the Optionee’s death while holding such option, the option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

31.

               Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Board service.

     III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Change in Control while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. Any option so assumed or continued in effect shall remain exercisable for the fully-vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service, (iii) the termination of the option in connection with a subsequent Change in Control transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

          B. In the event of a Hostile Take-Over while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service, (iii) the termination of the option in connection with a Change in Control transaction or (iv) the surrender of the option in connection with that Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the

32.

aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          D. Each option that is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV. REMAINING TERMS

          The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Grant Program.

33.

ARTICLE SEVEN

MISCELLANEOUS

     I. TAX WITHHOLDING

          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options (other than the options granted under the Automatic Option Grant Program), stock appreciation rights, restricted stock units or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance Program with the right to utilize either or both of the following methods to satisfy all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them:

              Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder and make a cash payment equal to such Fair Market Value directly to the appropriate taxing authorities on the individual’s behalf. The shares of Common Stock so withheld shall not reduce the number of shares of Common Stock authorized for issuance under the Plan.

               Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option or stock appreciation right is exercised, the vested shares are issued or the unvested shares subsequently vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with such exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

     II. SHARE ESCROW/LEGENDS

          Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

34.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan became effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Grant Program and the Automatic Option Grant Program at any time on or after the Plan Effective Date.

          B. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after the Section 12 Registration Date. All options outstanding under the Predecessor Plans on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Take-Overs, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans that do not otherwise contain such provisions.

          D. The Plan was amended and restated by the Board March 23, 2004 (the “2004 Restatement”), subject to shareholder approval at the 2004 Annual Meeting to (i) increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 12,000,000 shares, (ii) expand the types of stock-based awards available under the Plan to include stand-alone stock appreciation rights and restricted stock units and other stock-based awards that vest upon the attainment of designated performance goals or the satisfaction of specified Service requirements or, in the case of certain restricted stock units or other stock-based awards, become payable upon the expiration of a designated time period following such vesting events, including (without limitation) a deferred distribution date following the termination of the individual’s service with the Corporation, (iii) designate a series of performance criteria that the Plan Administrator may utilize in establishing specific targets to be attained as a condition to the vesting of one or more stock issuances or other stock-based awards under the Plan to qualify the compensation attributable to those awards as performance-based compensation for Code Section 162(m) purposes, (iv) bring the provisions of the Plan into compliance with recent changes in the Nasdaq requirements for listed companies and the Treasury regulations applicable to plans under which Incentive Options may be granted, (v) extend the term of the Plan by an additional six (6) years until February 28, 2014, (vi) eliminate the financing provisions previously available under the Plan, (vii) modify the vesting schedule in effect for all annual option grants made under the Automatic Option Grant Program on or after the date of the 2004 Annual Meeting to the continuing non-employee Board members so that each such grant will vest no later than the day immediately preceding the date of the first Annual Shareholders Meeting following the Annual Shareholders Meeting at which that option was granted and (viii) effect a series of additional revisions to facilitate plan administration and to establish net counting provisions so that the share reserve is reduced only by the actual number

35.

of shares issued under the amended and restated Plan, and not by the gross number of shares subject to awards made thereunder. Should the Corporation’s shareholders not approve the 2004 Restatement at the 2004 Annual Meeting, then none of the changes and revisions effected to the Plan by the 2004 Restatement shall become effective.

          E. The Plan shall terminate upon the earliest to occur of (i) February 28, 2014,7 (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options, stock appreciation rights, restricted stock units and other share right awards in connection with a Change in Control. Should the Plan terminate February 28, 2014, then all option grants, stock appreciation rights, unvested stock issuances, restricted stock units and other share right awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.

     IV. AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights, unvested stock issuances or other stock-based awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, shareholder approval will be required for any amendment to the Plan that (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive option grants or other awards under the Plan, (iii) materially increases the benefits accruing to the Optionees and Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan or (v) expands the types of awards available for issuance under the Plan.

          B. Options and stock appreciation rights may be granted under the Discretionary Grant, Automatic Option Grant, Director Fee Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that in each instance involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased either by (1) the automatic annual share increase provisions of Section V.B. of Article One or (2) shareholder approval of an amendment of the Plan sufficiently increasing the share reserve. If shareholder approval is required and is not obtained within twelve (12) months after the date the first excess issuances are made against the contingent increase, then (i) any unexercised options, stock appreciation rights or other stock-based awards granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants

[7] The February 28, 2014 termination date of the Plan is subject to shareholder approval of the 2004 Restatement at the 2004 Annual Meeting. In the absence of such shareholder approval, the termination date of the Plan shall remain January 31, 2008.

36.

the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable short term federal rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V. USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI. REGULATORY APPROVALS

          A. The implementation of the Plan, the grant of any stock option, stock appreciation right or other stock-based award under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or stock appreciation right or (ii) pursuant to any award under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options, stock appreciation rights or other stock-based awards granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the NASDAQ National Market®, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

37.

APPENDIX

     The following definitions shall be in effect under the Plan:

      A. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Five of the Plan.

      B. Board shall mean the Corporation’s Board of Directors.

      C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

  (i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

  (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

  (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

          D. Code shall mean the Internal Revenue Code of 1986, as amended.

          E. Common Stock shall mean the Corporation’s Class A Common Stock.

          F. Corporation shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation, which shall by appropriate action adopt the Plan.

          G. Director Fee Option Grant Program shall mean the special stock option grant program in effect for non-employee Board members under Article Six of the Plan.

          H. Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

A-1.

          I. Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program or the Director Fee Option Grant Program in accordance with the eligibility provisions of Articles One, Five and Six.

          J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

          L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on the Nasdaq National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          M. Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.

          N. Hostile Take-Over shall mean either of the following events effecting a change in control or ownership of the Corporation:

A-2.

          (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders that the Board does not recommend such shareholders to accept, or

          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          O.      Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

          P.       Involuntary Termination shall mean the termination of the Service of any individual that occurs by reason of:

          (i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation that materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

          Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

A-3.

          R. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

          S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

          T. Optionee shall mean any person to whom an option is granted under the Discretionary Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

          U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          V. Participant shall mean any person who is issued shares of Common Stock or restricted stock units or other stock-based awards under the Stock Issuance Program.

          W. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          X. Plan shall mean the Corporation’s 1998 Stock Incentive Plan, as set forth in this document.

          Y. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          Z. Plan Effective Date shall mean February 3, 1998.

          AA. Predecessor Plans shall collectively mean the Corporation’s 1994 Amended and Restated Stock Option Plan and the Special Stock Option Plan, as in effect immediately prior to the Plan Effective Date hereunder.

          BB. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

A-4.

     CC. Salary Investment Option Grant Program shall mean the salary investment option grant program in effect under Article Three of the Plan.

     DD. Secondary Committee shall mean a committee of two or more Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     EE. Section 12 Registration Date shall mean the date on which the Common Stock is first registered under Section 12 of the 1934 Act.

     FF. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     GG. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     HH. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

     II. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     JJ. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

     KK. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     LL. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

     MM. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     NN. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

A-5.

          OO. Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

          PP. Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of an option or stock appreciation right or shares of Common Stock under the Plan may become subject in connection with the grant or exercise of those options or stock appreciation rights or the issuance or vesting of those shares.

A-6.

BROADCOM CORPORATION

ADDENDUM TO THE 1998 STOCK INCENTIVE PLAN

FOR EMPLOYEES IN ISRAEL

1. GENERAL

1.1	This addendum (the “Addendum”) shall apply only to Optionees who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax (the “Israeli Optionees”). The provisions specified hereunder shall form an integral part of the Amended and Restated 1998 Stock Incentive Plan of Broadcom Corporation (hereinafter: the “Plan”), which applies to the issuance of options to purchase shares of Common Stock of Broadcom Corporation (hereinafter: the “Corporation”).

1.2	This Addendum is effective with respect to Options granted on or after January 1, 2003 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

1.3	This Addendum is to be read as a continuation of the Plan and only modifies the terms of Options granted to Israeli Optionees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Addendum does not add to or modify the Plan in respect of any other category of Optionees.

1.4	The Plan and this Addendum are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to options granted to Israeli Optionees, whether explicit or implied, between the provisions of this Addendum and the Plan, the provisions set out in the Addendum shall prevail.

1.5	Any capitalized term not specifically defined in this Addendum shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.2	“Capital Gain Option (CGO)” means an Approved 102 Option elected and designated by the Corporation to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.3	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

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2.4	“Israeli Employee” means a person who is employed by the Corporation or its Parent or Subsidiary, (including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder) and who is (or is deemed to be) a resident of the state of Israel for the payment of taxes.

2.5	“Israeli Non-Employee” means a consultant, adviser, Controlling Shareholder or any other person who is (or is deemed to be) a resident of the state of Israel for the payment of taxes and provides services to the Corporation or its Parent or Subsidiary but who is not an Israeli Employee.

2.6	“ITA” means the Israeli Tax Authorities.

2.7	“102 Option” means any Option granted to Israeli Employees pursuant to Section 102 of the Ordinance.

2.8	“Option” means an option to purchase one or more shares of Common Stock of the Corporation pursuant to the Plan.

2.9	“Option Agreement” means the stock option agreement and other documents evidencing the terms and conditions of an Option.

2.10	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.11	“Ordinary Income Option (OIO)” means an Approved 102 Option elected and designated by the Corporation to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.12	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.13	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is an Israeli Non- Employee.

2.14	“Trustee” means any individual or entity appointed by the Corporation to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.15	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

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3.	ISSUANCE OF OPTIONS/SHARES OF COMMON STOCK

3.1	The persons eligible to receive option grants under this Addendum shall include any Israeli Employees and/or Israeli Non-Employees of the Corporation or of any Parent or Subsidiary; provided, however, that (i) Israeli Employees may only be granted 102 Options; and (ii) Israeli Non-Employees may only be granted 3(i) Options.

3.2	The Corporation may designate Options granted to Israeli Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

3.3	The grant of Approved 102 Options shall be made under this Addendum, and shall be conditioned upon the approval of this Addendum by the ITA.

3.4	Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”).

3.5	No Approved 102 Options may be granted under this Addendum to any eligible Israeli Employee, unless and until, the Corporation’s election of the type of Approved 102 Options as CGO or OIO granted to Israeli Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning with the date of grant of the first Approved 102 Option granted under this Addendum and shall remain in effect until the end of the year following the year during which the Corporation first granted Approved 102 Options under this Addendum. The Election shall obligate the Corporation to grant only the type of Approved 102 Option it has elected (CGO or OIO) during the period indicated in the preceding sentence, and shall apply to all Approved 102 Options granted during the period the Election is in effect, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Corporation from granting Unapproved 102 Options to Israeli Employees or 3(i) Options to Israeli Non-Employees simultaneously.

3.6	All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

3.7	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1	Approved 102 Options which shall be granted under this Addendum shall be held by the Trustee and any shares of Common Stock issued upon exercise of such Approved 102 Options and/or other property received with respect to such shares, shall be issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options shall be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

A-9.

4.2	Notwithstanding anything to the contrary, the Trustee shall not release any share of Common Stock issued upon exercise of Approved 102 Options (or any other property received with respect to such shares) prior to the full payment of the Optionee’s tax liabilities (including, without limitation, social security taxes if applicable) arising from the grant or exercise of Approved 102 Options granted to such Optionee.

4.3	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, to obtain favorable Approved 102 Option tax treatment, an Optionee shall not be entitled to sell or release from trust any Option and/or shares of Common Stock received upon the exercise of an Approved 102 Option or any other property received with respect to such shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

4.4	Upon grant of an Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Addendum, or any Approved 102 Option or shares of Common Stock granted to him thereunder.

5.	THE OPTIONS

The terms and conditions upon which the Options shall be issued and exercised, shall be as specified in the Option Agreement to be executed pursuant to the Plan and to this Addendum. Each Option Agreement shall state, inter alia, the number of shares of Common Stock to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the exercise price.

6. FAIR MARKET VALUE FOR TAX PURPOSE

Without derogating from Section (L) of the Appendix and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Corporation’s shares of Common Stock are listed on any established stock exchange or a national market system, the fair market value per share of the Common Stock at the date of grant shall be determined in accordance with the average value of the closing selling price of the Corporation’s shares of Common Stock during the thirty (30) trading days preceding the date of grant.

7. ASSIGNABILITY AND SALE OF OPTIONS

7.1	Notwithstanding any other provision of the Plan, including without limitation Article Two Section I(F) of the Plan, no Option or any right with respect thereto, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase shares of Common Stock hereunder shall be exercisable only by the Optionee.

A-10.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

7.2	As long as Options or shares of Common Stock purchased pursuant thereto are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

8.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

8.1	With regards to Approved 102 Options, the provisions of the Plan and/or the Addendum and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan, the Addendum and the Option Agreement.

8.2	Any provision of Section 102 and/or the said permit which is necessary to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Addendum or the Option Agreement, shall be considered binding upon the Corporation and the Optionees.

9. DIVIDEND

Any dividends payable with respect to shares of Common Stock acquired upon exercise of an Option shall be subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

10. TAX CONSEQUENCES

10.1	Any tax consequences arising from the grant or exercise of any Option, from the payment for shares of Common Stock covered thereby or from any other event or act (of the Corporation, and/or its Parent or Subsidiary, or the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee (including, without limitation, Optionee’s social security taxes if applicable). The Corporation and/or its Parent or Subsidiary, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Corporation and/or its Parent or Subsidiary and/or the Trustee and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

10.2	The Corporation and/or, when applicable, the Trustee shall not be required to release any share certificate to an Optionee until all required payments have been fully made to the

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          Corporation and all of Optionee’s tax liabilities arising from the grant or exercise of an Option have been satisfied.

10.3	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Parent or Subsidiary, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of shares of Common Stock, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

* *

A-12.

BROADCOM CORPORATION
CLASS A COMMON STOCK

PROXY FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
APRIL 29, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF BROADCOM CORPORATION

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) to be held April 29, 2004 and the proxy statement, and appoints William J. Ruehle and Vahid Manian, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Class A common stock of Broadcom Corporation (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, April 29, 2004 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE

VOTE OVER THE INTERNET OR BY TELEPHONE OR MAIL
24 Hours a Day – 7 Days a Week
Your Internet or telephone vote authorizes the named proxy holders to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE		MAIL

www.proxyvoting.com/brcm	OR	+1.888.426.7035	OR

To use the Internet to transmit your voting instructions, go to the website address shown above and have your proxy card in hand. You will be prompted to enter your control number, printed with your name and address below, to create and submit electronic voting instructions.
		Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your control number, printed with your name and address below, and then follow the directions given.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Please mail early to ensure that your proxy card is received prior to the Annual Meeting.

The Internet and telephone voting facilities will close at 11:59 P.M. Eastern Time on April 28, 2004. If you vote over the Internet or by telephone, you DO NOT need to return your proxy card.

- DETACH PROXY CARD HERE -

1.	To elect six directors to serve on the Company’s Board of Directors until the next annual meeting of shareholders and until their successors are duly elected and qualified:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS (To vote for all nominees except any nominee whose name is struck out below)

Director Nominees:	01.	George L. Farinsky	04.	Henry Samueli, Ph.D.
	02.	John Major	05.	Robert E. Switz
	03.	Alan E. Ross	06.	Werner F. Wolfen

Instructions: To vote for all nominees or to withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee while voting for other nominees, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To approve an amendment and restatement of the Company’s 1998 Stock Incentive Plan, as previously amended and restated, which would, among other things, (i) increase the number of shares of Class A common stock reserved for issuance under the plan by 12,000,000 shares; (ii) expand the types of stock-based awards available under the plan to include stand-alone stock appreciation rights and restricted stock units with deferred payout dates; (iii) designate a series of performance criteria that may be utilized in the future as a condition to the vesting of one or more stock issuances or other stock-based awards under the plan; and (iv) extend the term of the plan through February 28, 2014.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote FOR the nominees listed above and a vote FOR each of the listed proposals. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the nominees listed above and FOR each of the other proposals.

Please print the name(s) appearing on the share certificate(s) over which you have voting authority.

Print name(s) as shown on certificate

Please sign your name(s) (Authorized Signature(s))

Date:

This proxy must be signed and dated to be valid.

THANK YOU FOR VOTING.

Please Detach Here
–	You Must Detach This Portion of the Proxy Card Before Returning It in the Enclosed Envelope	–

BROADCOM CORPORATION
CLASS B COMMON STOCK

PROXY FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
APRIL 29, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF BROADCOM CORPORATION

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) to be held April 29, 2004 and the proxy statement, and appoints William J. Ruehle and Vahid Manian, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Broadcom Corporation (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, April 29, 2004 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE

VOTE OVER THE INTERNET OR BY TELEPHONE OR MAIL
24 Hours a Day – 7 Days a Week
Your Internet or telephone vote authorizes the named proxy holders to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE		MAIL

www.proxyvoting.com/brcm	OR	+1.888.426.7035	OR

To use the Internet to transmit your voting instructions, go to the website address shown above and have your proxy card in hand. You will be prompted to enter your control number, printed with your name and address below, to create and submit electronic voting instructions.
		Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your control number, printed with your name and address below, and then follow the directions given.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Please mail early to ensure that your proxy card is received prior to the Annual Meeting.

The Internet and telephone voting facilities will close at 11:59 P.M. Eastern Time on April 28, 2004. If you vote over the Internet or by telephone, you DO NOT need to return your proxy card.

- DETACH PROXY CARD HERE -

1.	To elect six directors to serve on the Company’s Board of Directors until the next annual meeting of shareholders and until their successors are duly elected and qualified:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS (To vote for all nominees except any nominee whose name is struck out below)

Director Nominees:	01.	George L. Farinsky	04.	Henry Samueli, Ph.D.
	02.	John Major	05.	Robert E. Switz
	03.	Alan E. Ross	06.	Werner F. Wolfen

Instructions: To vote for all nominees or to withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee while voting for other nominees, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To approve an amendment and restatement of the Company’s 1998 Stock Incentive Plan, as previously amended and restated, which would, among other things, (i) increase the number of shares of Class A common stock reserved for issuance under the plan by 12,000,000 shares; (ii) expand the types of stock-based awards available under the plan to include stand-alone stock appreciation rights and restricted stock units with deferred payout dates; (iii) designate a series of performance criteria that may be utilized in the future as a condition to the vesting of one or more stock issuances or other stock-based awards under the plan; and (iv) extend the term of the plan through February 28, 2014.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote FOR the nominees listed above and a vote FOR each of the listed proposals. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the nominees listed above and FOR each of the other proposals.

Please print the name(s) appearing on the share certificate(s) over which you have voting authority.

Print name(s) as shown on certificate

Please sign your name(s) (Authorized Signature(s))

Date:

This proxy must be signed and dated to be valid.

THANK YOU FOR VOTING.

Please Detach Here
–	You Must Detach This Portion of the Proxy Card Before Returning It in the Enclosed Envelope	–